                                                                     EXHIBIT 2.3
                             STOCK ACQUISITION AGREEMENT

          THIS STOCK ACQUISITION AGREEMENT is made and entered into as of November 10, 1997 (the "EFFECTIVE DATE"), by and among CROWN PACIFIC PARTNERS, L.P., a Delaware limited partnership ("CROWN PARTNERS"), CP ACQUISITION CO., an Oregon corporation ("CP ACQUISITION"), TRUE H. CARR, as Trustee of CARR REVOCABLE LIVING TRUST DATED FEBRUARY 12, 1988 (the "CARR TRUST"), MILAN J. McMANNIS and VIRGINIA McMANNIS, as Trustees of McMANNIS REVOCABLE LIVING TRUST DATED FEBRUARY 11, 1988 (the "MCMANNIS TRUST"), and ALLIANCE WHOLESALE LUMBER, INC., an Arizona corporation (the "COMPANY").

RECITALS:

          The Carr Trust and the McMannis Trust (collectively, "SELLERS" and individually each a "SELLER") together own all of the issued and outstanding capital stock of the Company. The Crown Parties wish to acquire, and Sellers wish to transfer, all such stock on the terms and conditions set forth in this Agreement (this term and all other capitalized terms used herein having the respective meanings set forth in Section 10).

AGREEMENTS:

          In consideration of the foregoing and the mutual covenants of the parties set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

     1.   ACQUISITION AND TRANSFER OF COMMON STOCK.

          1.1 AGREEMENT TO ACQUIRE AND TRANSFER. Sellers agree to transfer the Shares to the Crown Parties, and the Crown Parties agree to acquire the Shares from Sellers, in each case for the consideration and on the other terms and conditions set forth in this Agreement. To the extent that the Crown Parties elect pursuant to Section 1.4 to have Crown Partners issue Units in consideration of the acquisition of Shares, Sellers shall contribute to Crown Partners at Closing that percentage of the Shares which equals the value of the Units issued to Sellers pursuant to Section 1.4.1 divided by the Base Consideration. CP Acquisition shall purchase the remainder of the Shares.

          1.2 CONSIDERATION FOR ACQUISITION. The consideration for the Crown Parties' acquisition of the Shares shall consist of the Base Consideration, which shall be paid or represented by Units issued at the Closing, and, in the circumstances described in Section 1.2.3, the Contingent Payment, which shall be paid, if at all, as provided in Section 1.2.3.

                 1.2.1 ADJUSTMENT TO BASE CONSIDERATION. The Base Consideration shall be reduced by the amount, if any, by which the stockholders' equity of the Company as of the Closing Date, determined in accordance with GAAP, is less than $4,100,000.


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

                 1.2.2 DETERMINATION OF NOTES PAYABLE AND STOCKHOLDERS' EQUITY. For purposes of calculating the Base Consideration, the aggregate amount of principal and unpaid accrued interest due under the Notes Payable as of the Closing Date and the stockholders' equity of the Company as of the Closing Date shall be determined as follows:

                          (a) Not later than 10 Business Days prior to the anticipated Closing Date, Sellers shall provide to the Crown Parties Sellers' preliminary estimates of (i) the aggregate amount of principal and unpaid accrued interest that will be due under the Notes Payable as of the Closing Date and (ii) the stockholders' equity of the Company as of the Closing Date, in each case accompanied by reasonably detailed supporting calculations and information. Such preliminary estimates shall be used to determine the Base Consideration payable at the Closing; PROVIDED that the Base Consideration shall thereafter be adjusted in accordance with this
     Section 1.2.2.

                          (b) Sellers shall prepare and shall cause Sellers' Accountants to audit, at the Company's expense, financial statements for the Company as of the Closing Date (the "CLOSING FINANCIAL STATEMENTS"), including computations of the aggregate amount of principal and unpaid accrued interest due under the Notes Payable as of the Closing Date and the stockholders' equity of the Company as of the Closing Date. The Crown Parties shall be entitled to have their independent certified public accountants monitor the preparation and auditing of the Closing Financial Statements, at the Crown Parties' expense. Sellers shall deliver the Closing Financial Statements to the Crown Parties as soon as practicable, and in all events within 45 days, after the Closing Date. If within 30 days after delivery of the Closing Financial Statements, the Crown Parties have not given Sellers a notice of objection to the Closing Financial Statements (which notice shall state the basis for such objection in reasonable detail), then the computations of the aggregate amount principal and unpaid accrued interest due under the Notes Payable as of the Closing Date and the stockholders' equity of the Company as of the Closing Date set forth in the Closing Financial Statements shall be used for purposes of the adjustment pursuant to Section 1.2.2(d).

                          (c) If the Crown Parties submit a timely notice of objection to the Closing Financial Statements and if the parties are unable to resolve the matters set forth therein within 10 Business Days after such notice is given, then the issues in dispute shall be submitted to the Accountants for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party shall furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as are in the possession or control of such party and shall be afforded an opportunity to present to the Accountants the basis for its view with respect to the disputed issues and to discuss the determination of the disputed issues with the Accountants, (ii) the determination by the Accountants, as set forth in a notice delivered to the parties by the Accountants within 30 days after the disputed issues are submitted to the Accountants, shall be final and binding on the parties, and (iii) the Crown Parties and Sellers shall each pay one-half of the fees and expenses of the Accountants.


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

                          (d) On the 10th Business Day following (i) the expiration of the 30 day period referred to in Section 1.2.2(b), if no notice of objection is given by the Crown Parties thereunder, or (ii) the resolution of any disputed issues, whether by agreement of the parties or by the Accountants pursuant to Section 1.2.2(c), if such a notice of objection is given, the Base Consideration shall be recalculated taking into account the aggregate amount of principal and unpaid accrued interest due under the Notes Payable as of the Closing Date and the stockholders' equity of the Company as of the Closing Date, in each case as set forth in the Closing Financial Statements, as the same may have been adjusted based on the agreement of the parties or by the Accountants pursuant to Section 1.2.2(c). If the Base Consideration as so recalculated is greater than the Base Consideration calculated pursuant to Section 1.2.2(a) for purposes of the Closing, CP Acquisition shall pay the difference to Sellers. If the Base Consideration as so recalculated is less than the Base Consideration calculated pursuant to Section 1.2.2(a) for purposes of the Closing, Sellers shall pay the difference to CP Acquisition. Any such payment by CP Acquisition or Sellers shall be made on the 10th Business Day described above in this Section 1.2.2(d) and shall include interest on the amount thereof at the rate of 7.0% per annum for the period from the Closing Date to the date of payment.

                 1.2.3 CONTINGENT PAYMENT. In the event Cash Flow equals or exceeds $7,900,000 for any of the years 2000, 2001, or 2002, CP Acquisition shall pay the Contingent Payment to Sellers. Cash Flow shall be determined and the Contingent Payment, if earned, shall be paid as follows:

                          (a) Within 60 days after the end of each of the years 2000, 2001, and 2002, the Crown Parties shall prepare and submit to Sellers a calculation of Cash Flow (and the components thereof) for such year in reasonable detail; PROVIDED that in the event the Contingent Payment is earned based upon Cash Flow for 2000 or 2001, no further calculation of Cash Flow shall thereafter be required. If within 30 days after delivery of any such calculation of Cash Flow, Sellers have not given the Crown Parties a notice of objection to such calculation (which notice shall state the basis for such objection in reasonable detail), such calculation shall be final and shall be used to determine whether the Contingent Payment has been earned based upon Cash Flow for the year in question.

                          (b) If Sellers submit a timely notice of objection to the calculation of Cash Flow for any year and if the parties are unable to resolve the matters set forth therein within 10 Business Days, then the issues in dispute shall be submitted to the Accountants for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party shall furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as are in the possession or control of such party and shall be afforded an opportunity to present to the Accountants the basis for its view with respect to the disputed issues and to discuss the determination of the disputed issues with the Accountants, (ii) the determination by the Accountants, as set forth in a notice delivered to the parties by the Accountants within 30 days after the disputed issues are submitted to the Accountants, shall be final and binding on the parties,


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

     and (iii) the Crown Parties and Sellers shall each pay one-half of the fees and expenses of the Accountants.

                          (c) If the Contingent Payment has been earned based upon Cash Flow for any of the years 2000, 2001, or 2002, whether as calculated by the Crown Parties pursuant to Section 1.2.3(a) or as determined by agreement of the parties or by the Accountants pursuant to
     Section 1.2.3(b), then on the 10th Business Day following (i) the expiration of the 30 day period referred to in Section 1.2.3(a), if no notice of objection is given by Sellers thereunder, or (ii) the resolution of any disputed issues, whether by agreement of the parties or by the Accountants pursuant to Section 1.2.3(b), if such a notice of objection is given, CP Acquisition shall pay the Contingent Payment to Sellers, together with interest on the amount thereof at the rate of 7.0% per annum for the period from the date on which the calculation of Cash Flow for the year in question was originally delivered by the Crown Parties pursuant to Section 1.2.3(a) to the date of payment.

                          (d) In the event the Contingent Payment is not earned based upon Cash Flow for any of the years 2000, 2001, or 2002, Sellers right to the Contingent Payment shall automatically expire and be of no further force and effect. In no event shall Sellers be entitled to any payment based upon or as a result of Cash Flow for any year other than 2000, 2001, or 2002.

                          (e)  Notwithstanding any other provision of this
     Section 1.2.3, in the event that both Carr and McMannis voluntarily terminate their employment under their respective Employment Agreements or are terminated for Cause prior to the expiration of the respective initial terms of the Employment Agreements, Sellers shall have no right to receive the Contingent Payment based upon Cash Flow for the year in which the second such voluntary termination or termination for Cause occurs or based upon Cash Flow for any subsequent year. A termination of the Employment Agreements for any reason other than as set forth in the immediately preceding sentence shall have no effect on Sellers' entitlement to the Contingent Payment, if earned in accordance with this Section 1.2.3.

                          (f) Each Seller's right to receive the Contingent Payment in the circumstances set forth in this Section 1.2.3 is personal to such Seller and may not be sold, transferred, assigned, conveyed, pledged, or otherwise disposed of in whole or in part without the prior written consent of Crown Partners, which may be withheld in Crown Partners' sole and absolute discretion; PROVIDED that either Seller shall be entitled, without obtaining the consent of Crown Partners to transfer, in whole or in part, its right to receive the Contingent Payment to any trust established for the benefit of some or all of the same beneficiaries as such Seller, so long as such Seller gives notice to Crown Partners of such transfer.

          1.3 PAYMENTS IN IMMEDIATELY AVAILABLE FUNDS. Except to the extent represented by Units issued to Sellers pursuant to Section 1.4, any payment to a party under this


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Section 1 shall be made by wire transfer of immediately available funds in accordance with instructions provided by the payee.

          1.4    CONTRIBUTION OF SHARES; ISSUANCE OF UNITS.

                 1.4.1 The Crown Parties may elect to acquire Shares representing up to $5,000,000 of the Base Consideration by having Sellers contribute such Shares to Crown Partners in consideration of the issuance of Units by Crown Partners to Sellers at the Closing. The Crown Parties may exercise such election by giving notice to Sellers at any time not later than five Business Days prior to the anticipated Closing Date. If such election is made, the Units so issued will be valued for purposes of this transaction at the average of the daily closing prices for Units on the New York Stock Exchange for the 20 consecutive trading days immediately preceding the Closing Date.

                 1.4.2 The Units to be issued under Section 1.4.1 will be issued by Crown Partners under its effective shelf registration statement on Form S-4, as filed with the Securities and Exchange Commission on October 7, 1997 (Registration No. 333-37365) under the Securities Act. Rule 145 of the General Rules and Regulations under the Securities Act will be available to each Seller to sell the Units acquired hereunder without further registration. Each Seller agrees not to sell, transfer, assign, convey, pledge, or otherwise dispose of any of the Units issued to such Seller except (i) in accordance with Rule 145(d) of the General Rules and Regulations under the Securities Act, to the extent such Rule will permit such Seller to transfer Units without registration, and (ii) after full compliance with all applicable provisions of the Securities Act.

                 1.4.3 Sellers agree that, in addition to the restrictions set forth in Section 1.4.2, they shall not, at any time during the period from the Closing through the third anniversary of the Closing Date, sell on a combined basis through one or more public sales more than an aggregate of 10,000 Units during any calendar week without the prior written consent of Crown Partners.

                 1.4.4 Each Seller acknowledges that the certificate(s) representing the Units may bear the following legend referring to the foregoing restrictions on disposition:

          The units represented by this certificate were issued in a transaction registered under the Securities Act of 1933 and may only be sold or otherwise transferred if the holder hereof represents in writing to the issuer that such holder agrees to comply with resale limitations under applicable securities laws. Sale of the units represented by this certificate may be restricted pursuant to the terms of that certain Stock Acquisition Agreement dated as of November 10, 1997 by and among Crown Pacific Partners, L.P., CP Acquisition Co., True H. Carr, as Trustee of Carr Revocable Living Trust Dated February 12, 1988, Milan J. McMannis and Virginia McMannis, as Trustees of McMannis


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          Revocable Living Trust Dated February 11, 1988, and Alliance Wholesale
          Lumber, Inc.

Promptly following the first anniversary of the Closing Date, Crown Partners shall issue replacement certificates with respect to any Units then held by Sellers, which certificates shall eliminate the first sentence from the foregoing legend. Promptly following the third anniversary of the Closing Date, Crown Partners shall issue replacement certificates with respect to any Units then held by Sellers, which certificates shall eliminate the foregoing legend in its entirety.

          1.5 ALLOCATION BETWEEN SELLERS. Each payment or issuance of Units to Sellers pursuant to this Section 1 shall be allocated between them in proportion to the number of Shares owned by each of them as of the Closing Date.

          1.6 CROWN PARTNERS GUARANTEE. Crown Partners unconditionally guarantees all independent obligations of CP Acquisition under this Agreement.

     2.   PRE-CLOSING COVENANTS.

          2.1 ACCESS AND INVESTIGATION. Between the Effective Date and the Closing Date, Sellers shall, and shall cause their respective Representatives, the Company, and the Company's Representatives to, (i) afford the Crown Parties and their Representatives full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (ii) furnish the Crown Parties and their Representatives with copies of all such contracts, books and records, and other documents and data as the Crown Parties may reasonably request, and (iii) furnish the Crown Parties and their Representatives with such additional financial, operating, and other data and information relating to the Company as the Crown Parties may reasonably request; PROVIDED, HOWEVER, that the Crown Parties and their Representatives shall coordinate their access to the Company's personnel and properties with Sellers and their Representatives so as to minimize, to the extent practicable consistent with the Crown Parties' investigation of the Company, the likelihood of unintended disclosure of this transaction.

          2.2 OPERATION OF THE COMPANY'S BUSINESS. Between the Effective Date and the Closing Date, Sellers shall, and shall cause the Company to:

                 2.2.1 Conduct the business of the Company only in the Ordinary Course of Business;

                 2.2.2 Use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current employees and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                 2.2.3 Confer with the Crown Parties regarding operational matters of a material nature; and


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                 2.2.4    Otherwise report periodically to the Crown Parties
regarding the status of the business, operations, and finances of the Company.

          2.3 LIMITATION ON CERTAIN ACTIONS. Except as expressly permitted by this Agreement or with the prior written consent of the Crown Parties, between the Effective Date and the Closing Date, Sellers shall not, and shall cause the Company not to, take any affirmative action or fail to take any reasonable action that is within their or its control, as a result of which any of the events described in Section 5.17 is likely to occur.

          2.4    REQUIRED CONSENTS AND APPROVALS.

                 2.4.1 ACTION BY SELLERS. As promptly as practicable after the Effective Date, Sellers shall, and shall cause the Company to, (i) make all filings required by Legal Requirements to be made by them in order to consummate this transaction, and (ii) cooperate with the Crown Parties, to the extent reasonably requested by them, with respect to all filings that they are required by Legal Requirements to make in connection with this transaction.

                 2.4.2 ACTION BY CROWN PARTIES. As promptly as practicable after the Effective Date, the Crown Parties shall (i) make all filings required by Legal Requirements to be made by them in order to consummate this transaction, (ii) cooperate with Sellers, to the extent reasonably requested by them, with respect to all filings that they are required by Legal Requirements to make in connection with this transaction, and (iii) cooperate with Sellers, to the extent reasonably requested by them, in obtaining all consents identified in SCHEDULE 5.2.3.

          2.5 SATISFACTION OF CONDITIONS. Each party shall use its Best Efforts to cause the conditions set forth in Section 3 to be satisfied prior to the Closing Date, or any earlier date set forth therein with respect to one or more of such conditions.

          2.6    NOTIFICATION OF CERTAIN EVENTS.

                 2.6.1    BY SELLERS. Between the Effective Date and the
Closing Date, each Seller shall promptly notify the Crown Parties in writing if such Seller or the Company becomes aware of (i) any fact or condition that causes or constitutes a Breach of any representation or warranty of Sellers or the Company as of the Effective Date, (ii) any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (iii) the occurrence of any Breach of any covenant of Sellers in this
Section 2, or (iv) the occurrence of any event that may make the satisfaction of any of the conditions set forth in Section 3 impossible or unlikely. In the event that any fact or condition of the type described in the foregoing clause
(i) or (ii) requires any change in any of the Schedules to this Agreement if such fact or condition had occurred or been known as of the Effective Date, Sellers shall promptly deliver to the Crown Parties a Supplement to such Schedule specifying the necessary change.


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                 2.6.2    BY CROWN PARTIES. Between the Effective Date and the
Closing Date, each Crown Party shall promptly notify Sellers in writing if such Crown Party becomes aware of (i) any fact or condition that causes or constitutes a Breach of any representation or warranty of Sellers or of the Crown Parties as of the Effective Date, (ii) any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (iii) the occurrence of any Breach of any covenant of the Crown Parties in this Section 2, or (iv) the occurrence of any event that may make the satisfaction of any of the conditions set forth in Section 3 impossible or unlikely.

          2.7 PAYMENT OF CERTAIN INDEBTEDNESS. Prior to the Closing Date, Sellers shall cause any and all indebtedness owed to the Company by either Seller or by any Related Person of either Seller to be paid in full.

          2.8 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 8.1, Sellers shall not, and shall cause the Company not to, directly or indirectly, through any Representative or otherwise, solicit or entertain offers from, negotiate with, or in any manner encourage, discuss, accept, or consider any proposal of any other person or entity relating to an acquisition of the stock, assets, or business of the Company, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise, other than sales of inventory in the Ordinary Course of Business.

     3.   CONDITIONS PRECEDENT TO CLOSING.

          3.1 SELLERS' CONDITIONS. Sellers' obligation to sell or contribute the Shares and otherwise to consummate this transaction shall be subject to the satisfaction of each of the following conditions precedent (any one of which may be waived by Sellers in whole or in part):

                 3.1.1 All representations and warranties of the Crown Parties set forth in this Agreement (considered collectively) and each such representation and warranty (considered individually) shall have been accurate in all material respects as of the Effective Date and shall be accurate in all material respects as of the Closing Date, as if made on the Closing Date.

                 3.1.2 (i) All of the covenants and obligations that the Crown Parties are, or either of them is, obligated to perform or comply with pursuant to this Agreement prior to or at the Closing (considered collectively) and each such covenant and obligation (considered individually) shall have been performed and complied with in all material respects; and (ii) the Crown Parties shall have made the deliveries of documents and funds required to be made pursuant to Section 4.2.2.

                 3.1.3    [Intentionally omitted.]

                 3.1.4 The following documents shall have been delivered to Sellers (i) an opinion of Ball Janik LLP, dated the Closing Date, in substantially the form attached as EXHIBIT A; and (ii) such other documents as Sellers may reasonably request for the purpose of (a)


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enabling their counsel to provide the opinion described in Section 3.2.5, (b)
evidencing the accuracy of any representation or warranty of the Crown Parties set forth in this Agreement, (c) evidencing the performance by the Crown Parties of, or their compliance with, any covenant or obligation of the Crown Parties under this Agreement, (d) evidencing the satisfaction of any of the conditions described in this Section 3.1, or (e) otherwise facilitating the consummation of this transaction.

                 3.1.5 As of the Closing Date, there shall not be in effect any Legal Requirement or any injunction or other Order that (i) prohibits the transfer of the Shares by Sellers to the Crown Parties, and (ii) has been adopted, entered, issued, made, or rendered, or has otherwise become effective, since the Effective Date.

                 3.1.6 Since the Effective Date, there shall not have been commenced or Threatened against either Seller, the Company, or any Related Person of either Seller (i) involving any challenge to, or seeking damages or other relief in connection with, any aspect of this transaction, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any aspect of this transaction.

                 3.1.7 The waiting period with respect to this transaction under the HSR Act shall have expired.

          3.2 CROWN PARTIES' CONDITIONS. The Crown Parties' obligation to acquire the Shares and otherwise to consummate this transaction shall be subject to the satisfaction of each of the following conditions precedent (any one of which may be waived by the Crown Parties in whole or in part):

                 3.2.1 All representations and warranties of Sellers and the Company set forth in this Agreement (considered collectively) and each such representation and warranty (considered individually) shall have been accurate in all material respects as of the Effective Date and shall be accurate in all material respects as of the Closing Date, as if made on the Closing Date, without giving effect to any Supplement; PROVIDED that each of the representations and warranties of Sellers and the Company set forth in Sections 5.3, 5.4, and 5.13, and in the last sentence of Section 5.25, shall have been accurate in all respects as of the Effective Date and shall be accurate in all respects as of the Closing Date, as if made on the Closing Date, without giving effect to any Supplement.

                 3.2.2 (i) All of the covenants and obligations that Sellers are, or either of them is, obligated to perform or comply with pursuant to this Agreement prior to or at the Closing (considered collectively) and each such covenant and obligation (considered individually) shall have been performed and complied with in all material respects; and (ii) Sellers shall have made the deliveries of documents required to be made pursuant to Section 4.2.1.

                 3.2.3    [Intentionally omitted.]


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

                 3.2.4 The Crown Parties shall be satisfied in all respects, in their sole and absolute discretion, with the results of their due diligence investigation of the Company and its properties. The condition set forth in this
Section 3.2.4 shall be deemed satisfied or waived by the Crown Parties unless they give notice of the failure of such condition to Sellers by not later than
(i) November 14, 1997 with respect to all aspects of the Crown Parties' due diligence investigation other than its investigation of the environmental condition of the Facilities, or (ii) December 1, 1997 with respect to the Crown Parties' due diligence investigation regarding the environmental condition of the Facilities.

                 3.2.5 The following documents shall have been delivered to the Crown Parties (i) an opinion of Tiffany & Bosco, dated the Closing Date, in substantially the form attached as EXHIBIT B; (ii) resignations, dated as of the Closing Date, from all officers and directors of the Company; (iii) the Leasehold Title Policies, the premiums for which shall be paid by the Crown Parties; and (iv) such other documents as the Crown Parties may reasonably request for the purpose of (a) enabling their counsel to provide the opinion described in Section 3.1.4, (b) evidencing the accuracy of any representation or warranty of Sellers set forth in this Agreement, (c) evidencing the performance by Sellers of, or their compliance with, any covenant or obligation of Sellers under this Agreement, (d) evidencing the satisfaction of any of the conditions described in this Section 3.2, or (e) otherwise facilitating the consummation of this transaction.

                 3.2.6 Since the Effective Date, there shall not have been commenced or Threatened against either Crown Party, any of either Crown Party's properties, or any Person affiliated with either Crown Party any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any aspect of this transaction, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any aspect of this transaction.

                 3.2.7 No Person shall have made or Threatened any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain the beneficial ownership of, any stock of or any voting, equity, or ownership interest in the Company, or (ii) is entitled to all or any portion of the Base Consideration or the Contingent Payment.

                 3.2.8 Neither the consummation of this transaction nor the performance of any of the Crown Parties' obligations hereunder shall, directly or indirectly, with or without notice, lapse of time, or both, materially contravene, conflict with, result in a violation of, or cause either of the Crown Parties or any Person affiliated with either of them to suffer any material adverse consequence under any applicable Legal Requirement or Order or any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Authority.

                 3.2.9 The Crown Parties shall have obtained such Consents from lenders to CPLP as may be necessary to permit the Post-Closing Company Operations to be conducted in CPLP. The condition set forth in this Section
3.2.9 shall be deemed satisfied or waived by the

Crown Parties unless they give notice of the failure of such condition to Sellers by not later than November 14, 1997.

                 3.2.10 The waiting period with respect to this transaction under the HSR Act shall have expired.

     4.   CLOSING.

          4.1 TIME AND PLACE OF CLOSING. The Closing shall take place at the offices of the Crown Parties' Arizona counsel, Osborn Maledon, P.A., at 2929 North Central Avenue, Suite 2100, Phoenix, Arizona, at 10:00 a.m. local time on the later of (i) January 2, 1998, or (ii) the date that is two Business Days after satisfaction (or waiver by the benefited party) of the conditions set forth in Sections 3.1.3, 3.1.7, 3.2.3, and 3.2.10 or at such other time and place as the parties may mutually agree, subject to the rights of the parties with respect to termination of this Agreement, as set forth in Section 8.1.

          4.2    CLOSING DELIVERIES.

                 4.2.1 At the Closing, Sellers shall deliver or cause to be delivered to the Crown Parties:

                          (a) The Certificates, duly endorsed (or accompanied by duly executed stock powers) for transfer to Crown Partners or CP Acquisition, as appropriate;

                          (b) A Release in the form attached as EXHIBIT C, executed by Sellers (the "SELLERS' RELEASE");

                          (c) Employment Agreements in the form attached as EXHIBIT D, executed by Carr and McMannis (the "EMPLOYMENT AGREEMENTS");

                          (d) A Certificate executed by Sellers representing and warranting to the Crown Parties that each of Sellers' representations and warranties set forth in this Agreement was accurate in all respects as of the Effective Date and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any Supplements that are delivered by Sellers to the Crown Parties prior to the Closing Date in accordance with Section 2.6.1);

                          (e) A Lease with respect to each of the Facilities, each in the form attached as EXHIBIT E, executed by Sellers, as landlords, and by the Company, as Tenant (the "LEASES"); and

                          (f) Evidence of the termination of that certain Amended and Restated Share Purchase and Redemption Agreement among Sellers and the Company dated as of July 17, 1995, as amended.

                 4.2.2 At the Closing, the Crown Parties shall deliver or cause to be delivered to Sellers:

                          (a) Immediately available funds, by wire transfer in accordance with Sellers' instructions, in an amount equal to the Base Consideration, less the value of any Units issued pursuant to Section 1.4.1

                          (b) Certificates issued in the name of Sellers representing any Units to be issued pursuant to Section 1.4.1;

                          (c)  The Employment Agreements, executed by the
     Company;

                          (d) A Lease Guaranty of the tenant's performance of its obligations under the Leases, in the form attached as EXHIBIT F, executed by Crown Partners;

                          (e) A Release in the form attached as EXHIBIT G, executed by the Crown Parties (the "CROWN PARTIES' RELEASE"); and

                          (f) A Certificate executed by the Crown Parties representing and warranting to Sellers that each of the Crown Parties' representations and warranties set forth in this Agreement was accurate in all respects as of the Effective Date and is accurate in all respects as of the Closing Date as if made on the Closing Date.

     5. REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY. Sellers and the Company jointly and severally represent and warrant to the Crown Parties as follows:

          5.1 ORGANIZATION AND GOOD STANDING; NO SUBSIDIARIES. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties that it purports to own or use, and to perform all of its obligations under all Company Contracts. The Company is not qualified to do business as a foreign corporation in any jurisdiction and neither the ownership or use of the properties owned or used by it or the nature of its activities requires any such qualification. Sellers have delivered to the Crown Parties complete and accurate copies of the Organizational Documents of the Company, as currently in effect. The Company has no Subsidiaries.

          5.2    AUTHORITY; NO CONFLICT.

                 5.2.1 This Agreement constitutes the legal, valid, and binding obligation of Sellers and the Company, enforceable against each of them in accordance with its terms. Upon the execution and delivery of Sellers' Closing Documents, Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers (to the extent each is a party thereto) (and, in the case of the Leases, of the Company), enforceable against each of them in accordance with their respective terms. Sellers and the Company have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and Sellers' Closing

Documents (to the extent each is a party thereto) and to perform their respective obligations hereunder and thereunder.

                 5.2.2 Except as set forth on the attached SCHEDULE 5.2.2, neither the execution and delivery of this Agreement, nor the performance of any of Sellers' or the Company's obligations hereunder, nor the consummation of this transaction will, directly or indirectly, with or without notice, lapse of time, or both, (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of either Seller, the Company's Organizational Documents, or any resolution adopted by the board of directors or the shareholders of the Company; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Authority or other Person the right to challenge this transaction or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the properties owned or used by the Company, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the properties owned or used by, the Company; (iv) cause either of the Crown Parties or the Company to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the properties owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Authority;
(vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Company Contract or any Contract to which either Seller is a party or by which either Seller is bound; or (vii) result in the imposition or creation of any Lien upon or with respect to any of the properties owned or used by the Company.

                 5.2.3 Except as set forth on the attached SCHEDULE 5.2.3, neither Seller nor the Company is or will be required to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the performance of their respective obligations hereunder, or the consummation of this transaction.

          5.3 CAPITALIZATION. The authorized equity securities of the Company consist of 1,000,000 shares of common stock, par value $1.00 per share, 750 of which are issued and outstanding and constitute the Shares. Sellers are and on the Closing Date will be the record and beneficial owners and holders of the Shares, free and clear of all Liens. The Carr Trust owns 375 of the Shares and the McMannis Trust owns 375 of the Shares. No legend or other reference to any purported Lien appears upon any certificate representing any of the Shares. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any of the Shares. None of the Shares was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

          5.4 FINANCIAL STATEMENTS. Sellers have delivered to the Crown Parties (i) a balance sheet of the Company as at December 31 in each of the years 1991 through 1996, and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Sellers' Accountants, and (ii) an unaudited balance sheet of the Company as at September 30, 1997 (the "INTERIM BALANCE SHEET") and the related unaudited consolidated statement of income for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent financial statements referred to in the foregoing clause (i)). The financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved, except as may be disclosed in the notes to such financial statements.

          5.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to the Crown Parties, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain complete and accurate records of all meetings held of, and all corporate action taken by, the stockholders, the board of directors, and committees of the board of directors, if any, of the Company, and no meeting of such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the foregoing books and records will be in the possession of the Company.

          5.6    REAL PROPERTY.

                 5.6.1 The Company does not own any real property, in whole or in part, or any fee interest in real property.

                 5.6.2 The attached SCHEDULE 5.6.2 contains a complete and accurate list of all leases of real property by the Company (the "LEASED REAL PROPERTY"), setting forth the address, landlord, and tenant for each parcel of Leased Real Property. All of the Leased Real Property is held by the Company pursuant to valid and binding leases that are in full force and effect and enforceable by the Company in accordance with their respective terms. The Company has provided to the Crown Parties complete and accurate copies of all leases of Leased Real Property. Except as set forth on SCHEDULE 5.6.2. the Company is not in material default under and has not received or given any notice of default under any lease of Leased Real Property.

                 5.6.3 The Leased Real Property constitutes all of the real property used in connection with and material to the business or operations of the Company.

          5.7    PERSONAL PROPERTY.

                 5.7.1 The attached SCHEDULE 5.7.1 contains a complete and accurate list of all machinery, equipment, and other tangible personal property (other than inventory) owned by the Company that has an original cost in excess of $5,000. The Company has good title to all such personal property, free and clear of all Liens other than (i) Liens for taxes not yet due and payable, (ii) statutory Liens for carriers, warehousemen, mechanics, workmen, materialmen, and similar Persons for liabilities and obligations incurred by the Company in the Ordinary Course of Business that are not yet delinquent or are being contested in good faith, (iii) such defects, irregularities, encumbrances, and other imperfections of title as normally exist with respect to property similar in character, none of which are substantial in character, amount, or extent, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company, and (iv) Liens disclosed on
SCHEDULE 5.7.1.

                 5.7.2 The attached SCHEDULE 5.7.2 contains a complete and accurate list of all machinery, equipment, and other tangible personal property leased by the Company and sets forth the lessor with respect to each such item of personal property.

          5.8 CONDITION AND SUFFICIENCY OF ASSETS. Except as disclosed on the attached SCHEDULE 5.8, (i) the buildings, structures, machinery, and equipment of the Company, including buildings and structures located on Leased Real Property, are structurally sound, in good operating condition and repair, and adequate for the respective uses to which they are being put by the Company; and (ii) none of such buildings, structures, machinery, or equipment is in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company's buildings, structures, machinery, and equipment are sufficient for the conduct of the business of the Company after the Closing in substantially the same manner as conducted prior to the Closing.

          5.9 ACCOUNTS RECEIVABLE. All of the Company's accounts receivable that are reflected on the Interim Balance Sheet or on the Company's accounting records (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The attached SCHEDULE 5.9 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet and sets forth the aging of such Accounts Receivable. To the Knowledge of each Seller and the Company, except as set forth on SCHEDULE 5.9, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet or on the Company's accounting records.

          5.10 INVENTORY. All of the Company's inventory, whether or not reflected on the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the Interim Balance Sheet or on the Company's accounting records as of the Closing Date, as the case may be. For purposes of the Closing Financial Statements, inventories will be valued on the same basis as on the audited year-end financial statements of the Company. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the Company's present circumstances.

          5.11 NO UNDISCLOSED LIABILITIES, Except as set forth on the attached SCHEDULE 5.11, the Company has no liabilities or obligations of any kind or nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against on the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet.

          5.12   TAXES.

                 5.12.1 The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Sellers have delivered to the Crown Parties complete and accurate copies of, and the attached SCHEDULE
5.12 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since January 1, 1992. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to such Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed on
SCHEDULE 5.12 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided on the Interim Balance Sheet.

                 5.12.2 The Company's federal and state income Tax Returns have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1993.
SCHEDULE 5.12 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on SCHEDULE 5.12, are being contested in good faith by appropriate proceedings. SCHEDULE 5.12 describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since January 1, 1992, and the resulting deficiencies proposed by the IRS. Except as described on SCHEDULE 5.12, neither Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                 5.12.3 To the Knowledge of each Seller and the Company, the charges, accruals, and reserves with respect to Taxes on the Company's books are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. To the Knowledge of each Seller and the Company, there exists no proposed tax assessment against the Company except as disclosed on the Interim Balance Sheet or on SCHEDULE 5.12. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by

Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

                 5.12.4 All Tax Returns filed by the Company are true, correct, and complete. There is no tax-sharing agreement that will require any payment by the Company after the date of this Agreement.

          5.13 NO MATERIAL ADVERSE CHANGE. Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, or condition (financial or otherwise) of the Company, and no event has occurred or circumstance exists that will or could reasonably be expected to result in such a material adverse change.

          5.14   EMPLOYEE BENEFIT PLANS.

                 5.14.1 The attached SCHEDULE 5.14 contains a complete and accurate list of all Employee Benefit Plans of the Company. Except as set forth on SCHEDULE 5.14, no such Employee Benefit Plan is a Multiemployer Plan or a plan that is subject to Title IV of ERISA and no such Employee Benefit Plan provides health or other welfare benefits to former employees of the Company other than (i) as necessary to comply with Section 4980B of the Code or any similar state Legal Requirement ("COBRA"), or (ii) death benefits under such an Employee Benefit Plan.

                 5.14.2 Except as set forth on SCHEDULE 5.14, each Employee Benefit Plan of the Company is maintained and administered in compliance with all applicable Legal Requirements. Each Employee Benefit Plan of the Company that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter to the effect that it is so qualified and the Company has no Knowledge of any facts or circumstances that will or could reasonably be expected to affect any such favorable determination letter adversely.

                 5.14.3 With respect to each Employee Benefit Plan of the Company that is an Employee Pension Benefit Plan, (i) all required contributions that are due for all periods ending prior to or on the Closing Date have been made, (ii) all such contributions that are not due as of the Closing Date have been properly accrued to the extent required by GAAP, and (iii) the Company has not incurred any accumulated funding deficiency (as defined in Section 412 of the Code). With respect to each other Employee Benefit Plan of the Company, all contributions, premiums, and other payments that are due under the terms thereof have been made or, if not due as of the Closing Date, have been properly accrued to the extent required by GAAP.

                 5.14.4 The Company has complied and is in compliance with all Legal Requirements relating to Employee Benefit Plans of the Company. No liability under Title IV of ERISA has been or is reasonably expected to be incurred by the Company with respect to any Employee Benefit Plan.

                 5.14.5 The Company has not announced any plan or made any legally binding commitment to create additional benefits that are intended to cover employees or former employees of the Company or to make any amendment or modification to any Employee Benefit Plan of the Company, except as required by applicable Legal Requirements and disclosed on SCHEDULE 5.14.

                 5.14.6 Neither the execution and delivery of this Agreement, the performance of Sellers' obligations hereunder, nor the consummation of this transaction will (i) except as disclosed on SCHEDULE 5.14, result in any payment (including any severance, unemployment compensation, golden parachute, or other payment) becoming due to any employee or former employee of the Company, (ii) increase any benefits otherwise payable to any employee or former employee of the Company, or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan of the Company.

          5.15   COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS.

                 5.15.1   Except as set forth on the attached SCHEDULE 5.15,
(i) the Company is, and at all times since January 1, 1992 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties; (ii) no event has occurred or circumstance exists that (with or without notice, lapse of time, or both) (a) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (b) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (oral or written) from any Governmental Authority or other Person regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (b) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                 5.15.2 SCHEDULE 5.15 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the properties owned or used by, the Company. Each Governmental Authorization listed or required to be listed on
SCHEDULE 5.15 is valid and in full force and effect. Except as set forth on
SCHEDULE 5.15, (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on SCHEDULE 5.15; (ii) no event has occurred or circumstance exists that may (with or without notice, lapse of time, or both) (a) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on SCHEDULE 5.15, or (b) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed on SCHEDULE 5.15;
(iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (oral or written) from any Governmental Authority or other Person regarding (a) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any

Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on SCHEDULE 5.15 have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

                 5.15.3   The Governmental Authorizations listed on SCHEDULE
5.15 collectively constitute all of the Governmental Authorizations necessary to permit the Company lawfully to conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its properties in the manner in which it currently owns and uses such properties.

          5.16   LEGAL PROCEEDINGS; ORDERS.


                 5.16.1   Except as set forth on the attached SCHEDULE 5.16,
(i) there is no pending Proceeding (a) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the properties owned or used by, the Company; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this transaction; and (ii) to the Knowledge of each Seller and the Company, (a) no such Proceeding has been Threatened, and (b) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered or made available to the Crown Parties copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on SCHEDULE 5.16. Such Proceedings will not have a material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Company.

                 5.16.2 Except as set forth on SCHEDULE 5.16, (i) there is no Order to which the Company, or any of the properties owned or used by it, is subject; (ii) neither Seller is subject to any Order that relates to the business of, or any of the properties owned or used by, the Company; and (iii) to the Knowledge of each Seller and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                 5.16.3 Except as set forth on SCHEDULE 5.16, (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the properties owned or used by it, is or has been subject; (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice, lapse of time, or both) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the properties owned or used by it, is subject; and (iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (oral or written) from any Governmental Authority or other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the properties owned or used by it, is or has been subject.

          5.17 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth on the attached SCHEDULE 5.17, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

                 5.17.1 Change in the Company's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of the Company, issuance of any security convertible into such capital stock, grant of any registration rights, purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; (ii) amendment to the Organizational Documents of the Company;

                 5.17.2 Payment or increase by the Company of any bonuses, salaries, or other compensation to any director, officer, or (except in the Ordinary Course of Business) employee, other than Sellers, or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                 5.17.3 Adoption of, or increase in the payments to or benefits under, any Employee Benefit Plan of the Company;

                 5.17.4 Damage to or destruction or loss of any property of the Company, whether or not covered by insurance, materially and adversely affecting the business, operations, properties, condition (financial or otherwise), or prospects of the Company;

                 5.17.5 Termination of, or receipt of notice of termination of, (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar Contract, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

                 5.17.6 Sale (other than sales of inventory in the Ordinary Course of Business and the replacement of obsolete or worn-out equipment), lease, or other disposition of any property of the Company or mortgage, pledge, or imposition of any Lien on any material property of the Company;

                 5.17.7 Cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000;

                 5.17.8 Material change in the accounting methods used by the Company; or

                 5.17.9   Contract by the Company to do any of the foregoing.

          5.18   CONTRACTS; NO DEFAULTS.

                 5.18.1 The attached SCHEDULE 5.18 contains a complete and accurate list, and Sellers have delivered or made available to the Crown Parties complete and accurate copies of:

                          (a) Each Company Contract that relates to (i) any indebtedness of the Company for borrowed money, including indebtedness owed to either Seller or to any Related Party of either Seller, or (ii) any Lien on any Leased Real Property leased to the Company by either Seller or by any Related Party of either Seller;

                          (b) Each Company Contract that is a joint venture agreement, a partnership agreement, and any other Company Contract (however named) that involves a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                          (c) Each Company Contract that is a real property lease or sublease or a rental or occupancy agreement, whether the Company is the lessor or the lessee thereunder;

                          (d)  Each Company Contract providing for the
     acquisition or sale of real property by the Company, including any Company Contract containing an option or right of first refusal with respect to real property;

                          (e) Each Company Contract that is a personal property lease (whether or not a capital lease), rental agreement, or installment financing Contract, except for any such Company Contract that involves property with a value or aggregate payments of less than $50,000 and has a term of less than one year;

                          (f) Each Company Contract that is a collective bargaining agreement or other Contract with any labor union or other employee representative;

                          (g) Each Company Contract that is an employment or similar contract, and a written summary of each oral employment obligation with any officer or senior management employee of the Company;

                          (h) Each Company Contract that provides for any payment or other benefit to any Person upon a sale of capital stock or equity securities of the Company;

                          (i) Each Company Contract that grants to any Person a power of attorney on behalf of the Company;

                          (j) Each Company Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be liable or responsible for consequential damages;

                          (k)  Each Company Contract that contains any
     provision or covenant that purports to restrict or limit the business activities of the Company or the Company's freedom to engage in any line of business or to compete with any Person;

                          (l) Each Company Contract that provides for capital expenditures by the Company in excess of $50,000;

                          (m) Each Company Contract that provides for the license or use by the Company of any technology, proprietary information, or Intellectual Property of another Person or for the license or use by any other Person of any technology, proprietary information, or Intellectual Property of the Company;

                          (n) Each Company Contract that contains a commitment of suretyship, guarantee, or indemnification by the Company, other than endorsements of instruments for deposit or collection;

                          (o) Each Company Contract that contains restrictions with respect to dividends or other distributions in respect of the capital stock or equity securities of the Company;

                          (p) Each Company Contract that was not entered into in the Ordinary Course of Business and that involves receipts or expenditures of the Company in excess of $50,000; and

                          (q) Each Company Contract, not within any of the foregoing categories, that involves the performance of services or the delivery of goods or materials to or by the Company of an amount or value in excess of $50,000, other than price sheets issued by the Company in the Ordinary Course of Business.

SCHEDULE 5.18 sets forth with respect to each such Company Contract the name and date of and parties to the Contract, including the date(s) of any amendment(s), modification(s), or supplement(s).

                 5.18.2 Except as set forth on SCHEDULE 5.18, (i) neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller (and no Related Person of either Seller) has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the properties owned or used by, the Company; and
(ii) to the Knowledge of each Seller and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (a) to engage in or continue any conduct, activity, or practice relating to the business of the Company, or (b) to assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                 5.18.3 Except as set forth on SCHEDULE 5.18, each Contract identified or required to be identified on SCHEDULE 5.18 is in full force and effect and is valid and enforceable in accordance with its terms.

                 5.18.4 Except as set forth on SCHEDULE 5.18, (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the properties owned or used by the Company is or was bound;

(ii) to the Knowledge of each Seller and the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of such Contract;
(iii) no event has occurred or circumstance exists that (with or without notice, lapse of time, or both) may contravene, conflict with, or result in a violation or breach of, or give the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Company Contract; and
(iv) the Company has not given to or received from any other Person, at any time since January 1, 1992, any notice or other communication (oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                 5.18.5 There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under any current or completed Contract with any Person and no such Person has made written demand for such renegotiation.

                 5.18.6 All Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in (i) the Ordinary Course of Business and (ii) without the commission of any act, either alone or in concert with any other Person, or the payment or promise of any consideration, that is or would be in violation of any Legal Requirement.

          5.19   INSURANCE.

                 5.19.1 Sellers have delivered or made available to the Crown Parties (i) complete and accurate copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time since January 1, 1992; (ii) complete and accurate copies of all pending applications for policies of insurance; and
(iii) a complete and accurate copy of any statement by the auditor of the Company's financial statements with regard to the adequacy of the Company's insurance coverage or of its reserves for claims.

                 5.19.2 The attached SCHEDULE 5.19 accurately describes (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; (ii) any Contract or other arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and (iii) all obligations of the Company to other Persons with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                 5.19.3 SCHEDULE 5.19 accurately describes, by year, for the current policy year and each of the three preceding policy years, (i) a summary of the loss experience under each policy of insurance of the Company; (ii) a statement describing each claim under any such policy for an amount in excess of $50,000, which sets forth (a) the name of the claimant, (b) a description of the policy by insurer, type of insurance, and period of coverage, and (c) the amount and a brief description of the claim; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                 5.19.4 Except as set forth on SCHEDULE 5.19, (i) all policies to which the Company is a party or that provide coverage to either Seller, the Company, or any director or officer of the Company (a) are valid, outstanding, and enforceable, (b) are issued by an insurer that is reputable and, to the Knowledge of each Seller and the Company, financially sound, (c) taken together, provide adequate insurance coverage for the properties and operations of the Company for all risks to which the Company is normally exposed, (d) are sufficient for compliance with all Company Contracts and all Legal Requirements applicable to the Company, (e) will continue in full force and effect following the consummation of this transaction, and (f) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company; (ii) neither Seller nor the Company has received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; (iii) the Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof; and (iv) the Company has given notice to the insurer of all claims that may be insured by any policy to which the Company is a party or that provides coverage to the Company or any director thereof.

          5.20   ENVIRONMENTAL MATTERS. Except as set forth on the attached
                 SCHEDULE 5.20:

                 5.20.1 To the Knowledge of each Seller and the Company, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor, to the Knowledge of each Seller and the Company, the Company has any basis to expect, nor has any of them or any other Person for whose conduct any of them is or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Authority or any private citizen acting in the public interest, or (ii) the current or prior owner or operator of any property in which either Seller or the Company has or previously had any interest, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental Liabilities with respect to any property in either Seller or the Company has or previously had an interest, or with respect to any property at, to, or from which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either Seller, the Company, or any other Person for whose conduct any of them is or may be held responsible.

                 5.20.2 To the Knowledge of each Seller and the Company, there are no pending or Threatened claims, Liens, or other restrictions of any nature resulting from any Environmental Liabilities or arising under any Environmental Law with respect to or affecting any property in which either Seller or the Company has or previously had an interest.

                 5.20.3 Neither Seller nor, to the Knowledge of each Seller and the Company, the Company has any basis to expect, nor has any of them or any other Person for whose conduct any of them is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to (i) Hazardous Materials, (ii) any alleged, actual, or potential violation of or failure to comply with any Environmental Law, or (iii) any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental Liabilities with respect to any property in which either Seller or the Company has or previously had an interest, or with respect to any property at or to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by either Seller, the Company, or any other Person for whose conduct any of them is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                 5.20.4 To the Knowledge of each Seller and the Company, neither Seller nor the Company, nor any other Person for whose conduct any of them is or may be held responsible, has any Environmental Liabilities with respect to any property in which either Seller or the Company has or previously had an interest, or any property geologically or hydrologically adjoining any such property.

                 5.20.5 To the Knowledge of each Seller and the Company, there are no Hazardous Materials present on, in, or under any property in which the Company has an interest, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed), or other containers, either temporary or permanent, or deposited or located in land, water, sumps, or any other part of any such property, or incorporated into any structure therein or thereon, other than such Hazardous Materials as may be used by the Company in the Ordinary Course of Business and as are used, stored, and disposed of in full compliance with all Environmental Laws.

                 5.20.6 Sellers have delivered or made available to the Crown Parties complete and accurate copies of all reports, analyses, studies, tests, and monitoring results possessed or initiated by either Seller or the Company with respect to Hazardous Materials in, on, or under any property in which either Seller or the Company has or previously had an interest or compliance with Environmental Laws by either Seller, the Company, or any other Person for whose conduct any of them is or may be held responsible.

          5.21   EMPLOYEES.

                 5.21.1 The attached SCHEDULE 5.21 contains a complete and accurate list of (i) the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable; accrued vacation; and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan of the Company; and (ii) the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                 5.21.2 No employee or director of the Company is a party to, or is otherwise bound by, any Contract or other arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, with any other Person, including either Seller or the Company, that in any way adversely affects or will adversely affect (i) the performance of such individual's duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business. To the Knowledge of each Seller, no director, officer, or other key employee of the Company intends to terminate his employment.

          5.22 LABOR RELATIONS. The Company has not been and is not a party to any collective bargaining or other labor Contract. Except as described on the attached SCHEDULE 5.22, since January 1, 1992, there has not been, and there is not presently pending, existing, or Threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process by or involving any employees of the Company, (ii) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, or (iii) to the Knowledge of each Seller and the Company, any application for certification of a collective bargaining agent. To the Knowledge of each Seller and the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute by or involving any employees of the Company. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          5.23 INTELLECTUAL PROPERTY. The attached SCHEDULE 5.23 contains a complete and accurate description of (i) all Intellectual Property (other than computer software used by the Company in the Ordinary Course of Business) in which the Company has an interest, (ii) each pending application of any nature made by the Company with respect to Intellectual Property, and (iii) each license granted to or by the Company with respect to the use of Intellectual Property (other than licenses of computer software used by the Company in the Ordinary Course of Business). Except as set forth on SCHEDULE 5.23, no claim or Proceeding is pending or Threatened with respect to the validity, enforceability, use, or ownership of any Intellectual Property by the Company.

          5.24 CERTAIN PAYMENTS. Since January 1, 1992, neither the Company nor, to the Knowledge of either Seller or the Company, any director, officer, agent, or employee of the Company or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made or promised any contribution, gift (other than gifts not exceeding $1,500 in cost or value in any single instance), bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business, (b) to pay for favorable treatment for business secured, (c) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Related Person of the

Company, or (d) in violation of any Legal Requirement; or (ii) established or maintained any fund or property that has not been recorded in the books and records of the Company.

          5.25 DISCLOSURE. No representation or warranty of Sellers or the Company in this Agreement and no statement in any Schedule to this Agreement relating to any such representation or warranty omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not materially misleading. No notice given pursuant to Section 2.6.1 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not materially misleading. There is no fact known to either Seller or the Company that has specific application to either Seller or to the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Seller can reasonably foresee, materially threatens, the business, operations, properties, condition (financial or otherwise), or prospects of the Company that has not been set forth in this Agreement or the Schedules hereto.

          5.26 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on the attached SCHEDULE 5.26 and except for Sellers' ownership of the Facilities, neither Seller nor any Related Person of either Seller or of the Company (i) has, or since January 1, 1996 has had, any interest in any property used in or pertaining to the Company's businesses; (ii) has, or since January 1, 1996 has had, any equity or other financial or profits interest in any Person that has
(a) had business dealings or a material financial interest in any transaction with the Company, other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with the Company with respect to any line of the products or services of the Company in any market presently served by the Company; or (iii) is a party to any Contract with, or has any claim or right against, the Company.

          5.27 BROKERS AND FINDERS. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or this transaction.

          5.28 MATTERS RELATING TO UNITS. Each Seller (i) has been provided with a copy of Crown Partners' Shelf Offering Prospectus dated October 27, 1997, and with copies of the various reports incorporated therein by reference, and has been provided as much time and opportunity as such Seller deemed appropriate to review and study such Prospectus and such reports and to consult with Representatives of Crown Partners regarding the merits and risks of an investment in Crown Partners; (ii) has had adequate opportunity to ask questions of and receive answers from the officers of Crown Partners regarding any and all matters relating to the business of Crown Partners that such Seller deemed appropriate to ask, including the background and experience of such officers and the members of the board of control of Crown Partners, the plans of such officers for the operation of Crown Partners, and the current conduct and status of and prospects for Crown Partners' business; (iii) has in fact asked of the officers of Crown Partners any and all questions of the nature described in the foregoing clause (ii) that such Seller has wished to ask, and all such questions have been answered to the satisfaction of such Seller;

(iv) is the true party in interest and will not be acquiring any Units for the benefit of any other Person; (v) has such knowledge and experience in financial and business matters and investments in general that such Seller is capable of evaluating the merits and risks of the ownership of Units; (vi) understands that the Units will not be capable of being sold readily without compliance with applicable federal and state securities laws; and (vii) has liquid assets and income sufficient to assure that such Seller's current and future personal needs will be provided for notwithstanding the complete loss of such Seller's investment in Units.

     6. REPRESENTATIONS AND WARRANTIES OF THE CROWN PARTIES. The Crown Parties jointly and severally represent and warrant to Sellers as follows:

          6.1 ORGANIZATION AND GOOD STANDING. Crown Partners is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware. CP Acquisition is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oregon.

          6.2    AUTHORITY; NO CONFLICT.

                 6.2.1 This Agreement constitutes the legal, valid, and binding obligation of the Crown Parties, enforceable against each of them in accordance with its terms. Upon the execution and delivery of the Employment Agreements and the Crown Parties' Release, the Employment Agreements and the Crown Parties' Release will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Crown Parties have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Crown Parties' Release, the Company will, as of the Closing Date, have the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Employment Agreement, and the Crown Parties have and, as of the Closing Date, the Company will have the absolute and unrestricted right, power, authority, and capacity to perform their respective obligations hereunder and thereunder.

                 6.2.2 Neither the execution and delivery of this Agreement, nor the performance of any of the Crown Parties' obligations hereunder, nor the consummation of this transaction will, directly or indirectly (with or without notice, lapse of time, or both), (i) contravene, conflict with, or result in a violation of any provision of the Crown Parties' Organizational Documents or any resolution adopted by the board of control, managing general partner, or limited partners of Crown Partners or by the board of directors or the shareholders of CP Acquisition; (ii) give any Person the right to prevent, delay, or otherwise interfere with this transaction pursuant to any Legal Requirement or Order to which either Crown Party may be subject or any Contract to which either Crown Party is a party or by which it is bound.

                 6.2.3 Other than filings under the HSR Act, neither Crown Party is or will be required to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the performance of their respective obligations hereunder, or the consummation of this transaction.

          6.3 INVESTMENT INTENT. CP Acquisition is acquiring the Shares for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act.

          6.4 CERTAIN PROCEEDINGS. No Proceeding is pending or has been Threatened against either Crown Party that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, this transaction.

          6.5 DISCLOSURE. No representation or warranty of the Crown Parties in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not materially misleading.

          6.6 BROKERS AND FINDERS. The Crown Parties and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or this transaction.

     7.   POST-CLOSING COVENANTS.

          7.1 REPAYMENT OF CERTAIN NOTES PAYABLE. The Crown Parties shall cause the Company to repay in full the Notes Payable identified on the attached
SCHEDULE 7.1. Such repayment shall occur (i) on the Closing Date and immediately after the Closing in the case of all such Notes Payable that do not relate to financing for specific vehicles or equipment acquired by the Company, or (ii) within 30 days after the Closing Date in the case of all such Notes Payable that relate to financing for specific vehicles or equipment acquired by the Company. The Crown Parties shall provide Sellers with evidence of the repayment of all such Notes Payable.


          7.2 RESPONSIBILITY FOR CERTAIN TAX RETURNS AND AUDITS. Sellers shall be solely responsible for, shall be entitled to amend in such manner as they deem appropriate, and shall pay all costs and expenses relating to and all Taxes due pursuant to, all federal and state income Tax Returns previously or hereafter filed or required to have been filed by the Company that relate to the period to and including the Closing Date and any and all audits of such Tax Returns by Governmental Authorities. The Crown Parties agree to cause the Company to make available to Sellers and their Representatives such access to the books and records of the Company as they may reasonably request for the purpose of preparing such Tax Returns and responding to such audits.

          7.3    MANAGEMENT OF POST-CLOSING COMPANY OPERATIONS.

                 7.3.1 The Crown Parties acknowledge that (i) the existence of the Contingent Payment requires them to make reasonable, good faith efforts to cause the Post-Closing Company Operations to achieve the Cash Flow necessary to enable the Contingent Payment to be made, and (ii) they have no present strategy regarding the Post-Closing Company Operations that would make achievement of such Cash Flow unlikely. Notwithstanding the foregoing, the parties acknowledge and agree that the Crown Parties cannot reasonably be required to conduct the Post-Closing Company Operations on the basis of short-term strategies and objectives that are established only for the purpose of attaining the Cash Flow necessary to enable the Contingent Payment to be made and that do not reflect careful long-term planning. The Crown Parties agree not to take or fail to take any action for the purpose of causing the Contingent Payment not to be payable pursuant to Section 1.2.3. To the extent necessary to permit an accurate calculation of Cash Flow and its components, all financial matters with respect to the Post-Closing Company Operations will be accounted for separately from financial matters relating to other businesses and operations of Crown Partners and its Subsidiaries.

                 7.3.2 Ultimate control with respect to the management Post-Closing Company Operations will be vested in Crown Partners' board of control and chief executive officer. For so long as they are employed pursuant to their respective Employment Agreements, the authority to manage the day-to-day business and affairs of the Company will be delegated to Carr and McMannis, subject to operating and capital budgets to be proposed by Carr and McMannis and approved by the board of control of Crown Partners.

          7.4 POST-CLOSING INSURANCE. Throughout the period from the Closing Date through the fifth anniversary of the Closing Date, the Crown Parties shall cause the Company to maintain in full force and effect, with one or more reputable insurance companies licensed to issue insurance in the State of Arizona, insurance coverages of the types and in the minimum amounts set forth in Section 6 of the Leases. All such insurance shall name Sellers, Carr, and McMannis as insureds and shall contain a clause or endorsement pursuant to which the insurer waives any right of subrogation to any claim that the Crown Parties may have against Sellers under this Agreement. The Crown Parties shall deliver a certificate evidencing such insurance to Sellers at the Closing and shall deliver evidence of the renewal of such insurance to Sellers at least 30 days prior to its expiration. Each insurance policy maintained pursuant to this
Section 7.4 shall contain a provision pursuant to which it cannot be canceled without at least 30 days prior written notice to Sellers.

          7.5 CREDIT FOR COMPANY SENIORITY. For purposes of determining their entitlement to employee benefits after the Closing, all employees of the Company, including Carr and McMannis, shall be credited for their seniority with the Company as of the Closing Date.


     8.   TERMINATION.

          8.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                 8.1.1 By either Sellers or the Crown Parties if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not previously been waived; PROVIDED that except with respect to a Breach of the parties' obligations under Section 4.2, a Breach shall not give either party the right to terminate this Agreement unless (i) the non-Breaching party has given the Breaching party notice specifying the nature of the Breach in reasonable detail, and (ii) the Breaching party either (a) has failed to cure such Breach within ten Business Days after such notice is given, or (b) if such Breach cannot be cured solely by the payment of money and cannot reasonably be cured within ten Business Days despite the exercise of due diligence, has failed to commence curative action within ten Business Days after such notice is given or thereafter fails to complete the cure of such Breach as soon as practicable;

                 8.1.2    (i) By Sellers, if any of the conditions in Section
3.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or (ii) by the Crown Parties, if any of the conditions in Section 3.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Crown Parties to comply with their obligations under this Agreement) and the Crown Parties have not waived such condition on or before the Closing Date;

                 8.1.3    By mutual consent of the Crown Parties and Sellers;
or

                 8.1.4 By either Sellers or the Crown Parties if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 1, 1998, or such later date as the parties may agree upon.

          8.2    EFFECT OF TERMINATION. Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall thereupon terminate, except that the obligations set forth in Sections 11.6 through 11.8 shall survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of a Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired, subject to any limitations thereon expressly set forth in this Agreement.

     9.   INDEMNIFICATION; REMEDIES.

          9.1 SURVIVAL; EFFECT OF KNOWLEDGE OR WAIVER. All representations, warranties, covenants, and obligations set forth in this Agreement, any Supplements, and any certificate or document delivered pursuant to this Agreement shall survive the Closing; PROVIDED, HOWEVER, that the representations and warranties made by the Company in this Agreement shall not survive the Closing. The right to indemnification, payment of Damages, or any other remedy based on such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge capable of being acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant, or obligation; PROVIDED that a party shall not be entitled to indemnification or payment


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

of Damages based on any breach of a representation or warranty of another party of which such first party had Actual Knowledge prior to the Closing Date.

          9.2    INDEMNIFICATION BY SELLERS.

                 9.2.1 Sellers, jointly and severally, shall indemnify and hold harmless the Crown Parties, the Company, and their respective Representatives, partners, stockholders, controlling persons, and affiliates (collectively, the "INDEMNIFIED PERSONS") for, and shall pay to the Indemnified Persons the amount of, any and all Damages arising, directly or indirectly, from or in connection with any of the following:

                          (a) Any Breach of any representation or warranty made by Sellers or the Company in this Agreement (giving effect to any Supplements), any Supplement (giving effect to any subsequent Supplement), or any other certificate or document delivered by Sellers pursuant to this Agreement;

                          (b) Any Breach by either Seller of any covenant or obligation of such Seller in this Agreement;

                          (c) Any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date;

                          (d) Any matter disclosed in the attached SCHEDULE 9.2; or

                          (e) Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any Contract alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with this transaction.

                 9.2.2    Without limiting the generality of the provisions of
Section 9.2.1, Sellers, jointly and severally, shall indemnify and hold harmless the Indemnified Persons for, and shall pay to the Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                          (a) Any Environmental Liabilities arising out of or relating to (i) the operation at any time on or prior to the Closing Date of any property in which either Seller or the Company has or previously had an interest; (ii) any Hazardous Materials that, to the Knowledge of either Seller or the Company, were present on, in, or under any such property at any time on or prior to the Closing Date; (iii) any Hazardous Materials that, to the Knowledge of either Seller or the Company, were, or were allegedly, generated, transported, stored, treated, released, or otherwise handled by either Seller, the Company, or any other Person for whose conduct any of them is or may be held responsible at any time on or prior to the Closing Date; or (iv) any actual or alleged violation of Environmental Laws on or prior to the Closing Date by either Seller, the Company, or any other Person for whose conduct any of them is or may be held responsible; or

                 (b) Any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself or occurs, is incurred, or manifests itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of either Sellers, the Company, or any other Person for whose conduct any of them is or may be held responsible, in any way arising from or allegedly arising from any activity conducted or allegedly conducted in violation of Environmental Laws with respect to the operation on or prior to the Closing Date of the Company or of any property in which either Seller or the Company has or previously had an interest or from any Hazardous Material that was (i) to the Knowledge of either Seller or the Company, present or suspected to be present on or before the Closing Date on or at any property in which either Seller or the Company has or previously had an interest (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of such property on or prior to the Closing Date) or (ii) to the Knowledge of either Seller or the Company, released or allegedly released by either Seller, the Company, or any other Person for whose conduct any of them is or may be held responsible at any time on or prior to the Closing Date.

The Crown Parties shall be entitled to control any cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section
9.2.2. The procedure described in Section 9.7 shall apply to any claim solely for monetary damages relating to a matter covered by this Section 9.2.2.

                 9.2.3 The remedies provided in Section 9.2.1 and 9.2.2 shall be exclusive remedies available to the Crown Parties or the other Indemnified Persons with respect to matters covered thereby; PROVIDED, HOWEVER, that the limitation set forth in this Section 9.2.3 shall not apply to any claim of fraud asserted by the Crown Parties or any other Indemnified Person, to any Breach of any of Sellers' representations and warranties of which either Seller had Knowledge at any time prior to the date on which such representation and warranty is made, or to any intentional Breach by either Seller of any covenant or obligation of Sellers under this Agreement.

                 9.2.4 Sellers shall have no right of contribution against the Company with respect to any liability of Sellers under this Section 9.

          9.3 INDEMNIFICATION BY THE CROWN PARTIES. The Crown Parties, jointly and severally, shall indemnify and hold harmless Sellers, and shall pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (i) any Breach of any representation or warranty made by the Crown Parties in this Agreement or in any certificate delivered by the Crown Parties pursuant to this Agreement, (ii) any Breach by either Crown Party of any covenant or obligation of such Crown Party in this Agreement, or (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any Contract alleged to have been made by such Person with a Crown Party (or any Person acting on its behalf) in connection with this transaction.

          9.4    TIME LIMITATIONS.

                 9.4.1 If the Closing occurs, Sellers' liability (for indemnification or otherwise) with respect to representations or warranties and with respect to covenants or obligations to be performed and complied with prior to the Closing Date shall be subject to the following limitations:

                          (a) Sellers shall have no liability with respect to any of the representations and warranties set forth in Sections 5.1, 5.4 through 5.10, 5.13, 5.17, 5.18, 5.19, 5.21 through 5.24, 5.26, and 5.27, or with respect to any such covenant or obligations to be performed or complied with prior to the Closing Date, except with respect to any such matter as to which, on or before the first anniversary of the Closing Date, the Crown Parties notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Crown Parties.

                          (b) Sellers shall have no liability with respect to any of the representations and warranties set forth in Sections 5.2, 5.3, 5.11, 5.14, 5.15, 5.16, 5.25, and 5.28, except with respect to any such matter as to which, on or before the third anniversary of the Closing Date, the Crown Parties notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Crown Parties.

                          (c) Sellers shall have no liability with respect to any of the representations and warranties set forth in Sections 5.12 and 5.20, or under Section 9.2.2, except with respect to any such matter as to which, on or before the fifth anniversary of the Closing Date, the Crown Parties notify Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Crown Parties.

                 9.4.2 If the Closing occurs, the Crown Parties will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, except with respect to any matter as to which, on or before the third anniversary of the Closing Date, Sellers notify the Crown Parties of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers. A claim not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

          9.5    LIMITATIONS ON AMOUNT.

                 9.5.1 Sellers shall have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.2.1(a), 9.2.2, or, to the extent relating to any failure to perform or comply prior to the Closing Date, 9.2.1(b), (i) until the total of all Damages with respect to such matters exceeds $500,000, and then only for the amount by which such Damages exceed $500,000, or (ii) for an aggregate amount in excess of the Base Consideration; PROVIDED, HOWEVER, that the limitations set forth in this Section
9.5.1 shall not apply to any

Breach of any of Sellers' representations and warranties of which either Seller had Actual Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Seller of any covenant or obligation, and Sellers shall be jointly and severally liable for all Damages with respect to such Breaches.

                 9.5.2 The Crown Parties shall have no liability (for indemnification or otherwise) with respect to the matters described in clause
(i) or (ii) of Section 9.3 until the total of all Damages with respect to such matters exceeds $500,000, and then only for the amount by which such Damages exceed $500,000; PROVIDED, HOWEVER, that the limitation set forth in this
Section 9.5.2 shall not apply to any Breach of any of the Crown Parties' representations and warranties of which either of the Crown Parties had Actual Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Crown Party of any covenant or obligation, and the Crown Parties shall be jointly and severally liable for all Damages with respect to such Breaches.

          9.6 RIGHT OF SET-OFF. Upon notice to Sellers specifying in reasonable detail the basis for such set-off, the Crown Parties may set off any amount to which a court of competent jurisdiction has determined they are entitled under this Section 9 against the Contingent Payment and against amounts otherwise payable to Sellers under any Lease (for so long as Sellers own the real property subject to such Lease) or otherwise. Neither the exercise of nor the failure to exercise such right of set-off shall constitute an election of remedies or limit the Crown Parties in any manner in the enforcement of any other remedies that may be available to them.

          9.7    PROCEDURE FOR INDEMNIFICATION.

                 9.7.1    Promptly after receipt by an indemnified party under
Section 9.2.1, 9.3, or (to the extent provided in the last sentence of Section 9.2.2) 9.2.2 of notice of the commencement of any Proceeding against it, such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim; PROVIDED that the failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such Proceeding is prejudiced by the indemnifying party's failure to give such notice.

                 9.7.2 If any Proceeding referred to in Section 9.7.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and to provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it shall be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (a) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (b) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party shall have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within 10 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                 9.7.3    Notwithstanding the foregoing provisions of this
Section 9.7, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party shall not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which shall not be unreasonably withheld).

                 9.7.4 Sellers and the Crown Parties each hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers or the Crown Parties with respect to such a claim anywhere in the world.

                 9.7.5 A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     10.  DEFINITIONS AND INTERPRETATION.

          10.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the respective meanings set forth below:

          "ACCOUNTANTS" means Arthur Andersen LLP.

          "ACCOUNTS RECEIVABLE" has the meaning set forth in Section 5.9.

          "ACTUAL KNOWLEDGE" means (i) with respect to the Crown Parties, that Peter W. Stott, Roger L. Krage, Richard D. Snyder, Mark Conan or any attorney representing the Crown Parties in connection with this transaction is actually aware of a particular fact or other matter, or (ii) with respect to Sellers, that Carr, McMannis, or any attorney representing either Seller or the Company in connection with this transaction is actually aware of a particular fact or other matter.

          "AGREEMENT" means this Stock Acquisition Agreement.

          "BASE CONSIDERATION" means, subject to adjustment as provided in
Section 1.2.1, an amount equal to the excess of (i) $29,500,000, over (ii) the aggregate amount of principal and unpaid accrued interest due under the Notes Payable as of the Closing Date.

          "BEST EFFORTS" means the efforts that a prudent Person who wishes to achieve a result would use in similar circumstances to achieve such result as expeditiously as possible.

          "BREACH" means, with respect to any representation, warranty, covenant, obligation, or other provision of this Agreement or any document delivered pursuant to this Agreement, (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (ii) any claim by any Person or any other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision.

          "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks in Portland, Oregon, Phoenix, Arizona, New York City, New York, or San Francisco, California are authorized or required by law to be closed.

          "CARR" means True H. Carr, an individual.

          "CARR TRUST" has the meaning set forth in the preamble to this Agreement.

          "CASH FLOW" means, with respect to any calendar year, an amount equal to (i) the net income attributable to the Post-Closing Company Operations for such year (using the first in-first out method of accounting for inventory), excluding gains and losses from sales of properties outside the Ordinary Course of Business, PLUS (ii) any federal or state income taxes, interest expense, depreciation, depletion, and amortization taken into account in determining such net income, MINUS (iii) all capital expenditures (other than Expansive Capital Expenditures) incurred during such year in connection with the Post-Closing Company Operations, to the extent such capital expenditures do not exceed the depreciation taken into account in determining such net income, MINUS (iv) an amount equal to the product of (a) the CPLP Borrowing Cost for such year, multiplied by (b) the Excess Working Capital, if any, for such year, MINUS (v) an amount equal to 10% of the aggregate Expansive Capital Expenditures incurred during the period from the Closing Date to the end of such year; PROVIDED that in no event shall any general overhead allocation from Crown Partners or its Subsidiaries be taken into account in the calculation of Cash Flow.

          "CAUSE" has the meaning given that term in the Employment Agreements.

          "CERTIFICATES" means the outstanding certificates that, on the Closing Date, represent shares of Common Stock.

          "CLOSING" means the closing of the acquisition and transfer of the Shares pursuant to this Agreement.

          "CLOSING DATE" means the date on which the Closing occurs.

          "CLOSING FINANCIAL STATEMENTS" has the meaning set forth in Section 1.2.2(b).

          "COBRA" has the meaning set forth in Section 5.14.1.

          "CODE" means the Internal Revenue Code of 1986 or any successor law, and the regulations and rules issued thereunder, as amended through the Closing Date.

          "COMMON STOCK" means the common stock of the Company, $1.00 par value per share.

          "COMPANY" has the meaning set forth in the preamble to this Agreement.

          "COMPANY CONTRACT" means any Contract (i) under which the Company has or may acquire any rights, (ii) under which the Company has or may become subject to any obligation or liability, or (iii) by which the Company or any of the properties owned or used by the Company is or may become bound.

          "CONSENT" means any approval, consent, ratification, waiver, or other authorization, including any Governmental Authorization.

          "CONTINGENT PAYMENT" means the sum of $3,000,000, to be paid to Sellers in the circumstances and manner set forth in Section 1.2.3.

          "CONTRACT" means any agreement, contract, obligation, promise, or understanding, whether written or oral and whether express or implied, that is legally binding.

          "CP ACQUISITION" has the meaning set forth in the preamble to this Agreement.

          "CPLP" means Crown Pacific Limited Partnership, a Delaware limited partnership and a Subsidiary of Crown Partners.

          "CPLP BORROWING COST" means the average interest rate payable by CPLP during any calendar year under the terms of its then-current working capital credit facility.

          "CROWN PARTIES" means Crown Partners and CP Acquisition.

          "CROWN PARTIES' RELEASE" has the meaning set forth in Section
4.2.2(e).

          "CROWN PARTNERS" has the meaning set forth in the preamble to this Agreement.


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

          "DAMAGES" means all losses, liabilities, claims, damages (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorneys' fees), and diminution of value, whether or not involving a third party claim, except to the extent, if any, that any such losses, liabilities, claims, damages, expenses, or diminution in value are recovered through insurance proceeds actually received (net of any costs incurred in connection therewith, whether through retrospective premium adjustments, experience-based premium adjustments, or otherwise).

          "EFFECTIVE DATE" has the meaning set forth in the preamble to this Agreement.

          "ERISA" means the Employee Retirement Security Income Security Act of 1974 or any successor law, and the regulations and rules issued thereunder, as amended through the Closing Date.

          "EMPLOYEE BENEFIT PLAN" means any (i) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement (including any Multiemployer Plan) that is an Employee Pension Benefit Plan, (iv) Employee Welfare Benefit Plan, or (v) other material fringe benefit plan, program, or arrangement, that, in the case of any of the foregoing, is sponsored or contributed to by the Company for the benefit of any current or former employee of the Company.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

          "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 4.2.1(c).

          "ENVIRONMENTAL LAW" means any federal, state, or local Legal Requirement relating or pertaining to environmental, health, safety, natural resource, or land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, and any substantively similar state or local statutes, in each case as amended through the Closing Date.

          "ENVIRONMENTAL LIABILITIES" means any cost, damages, expense, fine, penalty, liability, obligation, or other responsibility arising from or under any Environmental Law, including response, investigative, remedial, or inspection costs and expenses.

          "EXCESS WORKING CAPITAL" means, with respect to any calendar year, the amount, if any, by which (i) average Working Capital for such year (based upon Working Capital as of the last day of each month during such year) exceeds (ii) 15.0% of the gross sales generated by the Post-Closing Company Operations during such year.

          "EXPANSIVE CAPITAL EXPENDITURES" means capital expenditures incurred in connection with the Post-Closing Company Operations for the acquisition of existing or the construction of new capital assets intended to increase the operating capacity of such operations.

          "FACILITIES" means the facilities at which the Company operates, located at 7400 East Adobe Drive, Scottsdale, Arizona; 24610 and 24602 South Rittenhouse Road, Queen Creek, Arizona; and 6770 West Northern Avenue, Glendale, Arizona.

          "GAAP" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" means any national, federal, state, provincial, county, municipal, or local government, foreign or domestic, or the government of any political subdivision of the any of the foregoing, or any entity, authority, agency, ministry, or other similar body exercising executive, legislative, judicial, regulatory, or administrative authority or functions of or pertaining to the government, including any quasi-governmental entity established to perform any such functions.

          "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

          "HAZARDOUS MATERIAL" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INDEMNIFIED PERSONS" has the meaning set forth in Section 9.2.1.

          "INTELLECTUAL PROPERTY" means any patent, trademark, service mark, or copyright registration.

          "INTERIM BALANCE SHEET" has the meaning set forth in Section 5.4.

          "IRS" means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

          "KNOWLEDGE" means (i) with respect to an individual, (a) that such individual is actually aware of a particular fact or other matter, or (b) that a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent investigation concerning the existence of such fact or other matter; or (ii) with respect to a Person other than an individual, that any individual who is serving as a director, officer, senior management employee, partner, executor, trustee of such Person (or in any similar capacity) has Knowledge of a particular fact or other matter.

          "LEASED REAL PROPERTY" has the meaning set forth in Section 5.6.2.

          "LEASEHOLD TITLE POLICY" means a standard coverage policy of leasehold title insurance with respect to each Lease, in the coverage amount of $1,000,000, insuring that fee title to the applicable Facility is held by Sellers and the Company's interest thereto as lessee under such Lease, subject only to the standard exceptions to such policies and such Liens as may be approved by the Crown Parties.

          "LEASES" has the meaning set forth in Section 4.2.1(e).

          "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty.

          "LIEN" means any mortgage, deed of trust, pledge, assignment, security interest, encumbrance, lien, charge, or claim of any kind or nature whatsoever in respect of any property, including any of the foregoing created by, arising under, or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of a financing statement naming the owner of the property as to which such lien relates as the debtor under the Uniform Commercial Code or any comparable law.

          "MCMANNIS" means Milan J. McMannis, an individual.

          "MCMANNIS TRUST" has the meaning set forth in the preamble to this Agreement.

          "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

          "NOTES PAYABLE" means all promissory notes and other documents evidencing indebtedness of the Company, including capital leases (determined in accordance with GAAP), but excluding accounts payable incurred in the Ordinary Course of Business.

          "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.


          "ORDINARY COURSE OF BUSINESS" means any action taken by a Person if, and only if (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority over such Person), and (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          "ORGANIZATIONAL DOCUMENTS" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, (iv) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (v) any amendment to any of the foregoing.

          "PERSON" means an individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated organization or association, joint venture, or other organization, whether or not a legal entity, or a Governmental Authority.

          "POST-CLOSING COMPANY OPERATIONS" means the operations of the business of the Company after the Closing Date, whether such operations are undertaken directly by the Company or through one or more other Subsidiaries of Crown Partners or through one or more divisions of one or more other Subsidiaries of Crown Partners.

          "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

          "RELATED PERSON" means (i) with respect to an individual (a) each member of such individual's Family, (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family, (c) any Person in which such individual or one or more members of such individual's Family hold (individually or in the aggregate) a Material Interest, and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in any similar capacity); or (ii) with respect to any Person other than an individual (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such Person, (b) any Person that holds a Material Interest in such Person or in which such Person holds a Material Interest, (c) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity), (d) any Person with respect to which such Person serves as general partner or trustee (or in any similar capacity), and (e) any Related Person of any individual described in the foregoing clauses (ii)(b) or (ii)(c). For purposes of this definition, (x) the "FAMILY" of an individual includes the individual, the individual's spouse, any other natural person who is related to the individual or the individual's spouse within the second degree, and any other natural person who resides with the individual; and (y) "MATERIAL INTEREST" means direct or indirect beneficial ownership of voting securities or interests representing at least 20% of the outstanding voting power of a Person or equity securities or interests representing at least 20% of the outstanding equity securities or interests in a Person.

          "REPRESENTATIVE" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of or to such Person, including such Person's attorneys, accountants, and financial advisors.

          "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and the regulations and rules issued thereunder, as amended through the Closing Date.

          "SELLERS" has the meaning set forth in the Recitals.

          "SELLERS' ACCOUNTANTS" means Mukai, Greenlee & Co., P.C., or another independent certified public accounting firm (other than Arthur Andersen LLP) selected by Sellers.

          "SELLERS' CLOSING DOCUMENTS" means the Sellers' Release, the Employment Agreements, and the Leases.

          "SELLERS' RELEASE" has the meaning set forth in Section 4.2.1(b).

          "SHARES" means all of the issued and outstanding shares of the Common Stock on a fully diluted basis as of the Closing Date, assuming the exercise of all securities of the Company that are convertible into or exchangeable for share of Common Stock.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association, or other business entity, a majority of the partnership or other ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof. For purposes of the foregoing, a Person shall be deemed to have a majority ownership interest of a partnership, association, or other business entity if such Person is or would be allocated a majority of partnership, association, or other business entity gains or losses or is or controls the managing director, managing member, general partner, or other managing Person of such partnership, association, or other business entity. Unless the context otherwise requires, each reference herein to a Subsidiary shall be deemed a reference to a Subsidiary of the Company.

          "SUPPLEMENT" means any supplement to any Schedule to this Agreement delivered by Sellers to the Crown Parties pursuant to Section 2.6.1.

          "TAX" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount

(including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

          "TAX RETURN" means any return (including any informational return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "THREATENED" means, with respect to a claim, Proceeding, dispute, action, or other matter, the making of any demand or statement (orally or in writing), the giving of any notice (orally or in writing), the occurrence of any event, or the existence of any circumstance that would lead a prudent Person to conclude that such claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

          "UNIT" means a common unit representing a limited partner interest in Crown Partners.

          "WORKING CAPITAL" means, as of any date, an amount equal to (i) current assets of the Post-Closing Company Operations as of such date, minus
(ii) current liabilities of the Post-Closing Company Operations as of that date (other than funded debt).

          10.2   CONSTRUCTION AND INTERPRETATION.

                 10.2.1 The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement. References herein to sections are to sections of this Agreement unless otherwise specified.

                 10.2.2 Meanings of defined terms used in this Agreement are equally applicable to singular and plural forms of the defined terms. The masculine gender shall also include the feminine and neutral genders and vice versa.

                 10.2.3 As used herein, (i) the term "party" refers to a party to this Agreement, unless otherwise specified, (ii) the terms "hereof," "herein," "hereunder," and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the term "this transaction" refers to the transaction(s) contemplated by this Agreement, (iv) the term "including" is not limiting and means "including without limitation,"
(v) the term "documents" includes all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced, and
(vi) the term "property" includes any kind of property or asset, real, personal, or mixed, tangible or intangible.

                 10.2.4 In the event any period of time specified in this Agreement ends on a day other than a Business Day, such period shall be extended to the next following Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                 10.2.5 This Agreement is the product of arm's length negotiations among, and has been reviewed by counsel to, the parties and is the product of all the parties. Accordingly, this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

     11.  MISCELLANEOUS PROVISIONS.

          11.1 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and, subject to the restrictions on assignment set forth herein, their respective successors and assigns.

          11.2 ASSIGNMENT. No party shall assign any of its rights or interests under this Agreement without the prior written consent of the other parties, except that Crown Partners shall be entitled to cause CP Acquisition to assign any of its rights hereunder to any other Subsidiary of Crown Partners.

          11.3 NOTICES. All notices under this Agreement shall be in writing. Notices may be (i) delivered personally, (ii) delivered by a recognized national overnight delivery service, or (iii) mailed by certified United States mail, postage prepaid and return receipt requested. Notices to any party shall be directed to the address set forth below, or to such other or additional address as any party may specify by notice to the other party. Any notice delivered in accordance with this Section 11.3 shall be deemed given when actually received or, if earlier, (a) in the case of any notice delivered by a recognized national overnight delivery service, on the next business day after delivery to the service or, if different, on the day designated for delivery, or (b) in the case of any notice mailed by certified U.S. mail, four business days after deposit therein.

          If to the Carr Trust:         True H. Carr
                                        2929 E. Acoma
                                        Phoenix, AZ  85032

          With a copy to:               Tiffany & Bosco, P.A.
                                        500 Viad Tower
                                        1850 North Central Avenue
                                        Phoenix, AZ 85004
                                        Attn: William J. Simon

          If to the McMannis Trust:     Milan J. McMannis
                                        6416 N. 30th Place
                                        Phoenix, AZ  85016

          With a copy to:               Tiffany & Bosco, P.A.
                                        500 Viad Tower
                                        1850 North Central Avenue
                                        Phoenix, AZ 85004
                                        Attn: William J. Simon

          If to the Crown Parties:      Crown Pacific Partners, L.P.
                                        121 S.W. Morrison Street, Suite 1500
                                        Portland, Oregon 97204
                                        Attn: Roger L. Krage

          With a copy to:               Ball Janik LLP
                                        101 S.W. Main Street, Suite 1100
                                        Portland, OR 97204
                                        Attn: William H. Perkins

Notices to the Company shall be sent in any of the manners set forth above to both the Carr Trust and the McMannis Trust, with a copy to Tiffany & Bosco, P.A., in each case at the applicable address set forth above.

          11.4 WAIVER. Any party's failure to exercise any right or remedy under this Agreement, delay in exercising any such right or remedy, or partial exercise of any such right or remedy, shall not constitute a waiver of that or any other right or remedy hereunder. A waiver of any breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. No waiver of any provision of this Agreement shall be binding on a party unless it is set forth in writing and signed by such party.

          11.5 AMENDMENT. This Agreement may not be modified or amended except by the written agreement of the parties.

          11.6   EXPENSES.

                 11.6.1 Subject to the provisions of Section 11.6.2 and except as expressly provided elsewhere in this Agreement, each party shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and this transaction, including all fees and expenses of its Representatives.

                 11.6.2 If a suit, action, or other proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) is instituted in connection with this transaction, this Agreement, or any document delivered by either party at Closing, or to interpret or enforce any rights or remedies hereunder or under any such document, the prevailing party shall be entitled to recover its attorneys' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the court at trial or on any appeal or review, in addition to all other amounts provided by law.

          11.7 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Sellers and the Crown Parties shall maintain in confidence, and shall cause their respective Representatives to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or this transaction, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information (a) is necessary or appropriate in giving any notice, making any filing, or obtaining any Consent required for the consummation of this transaction or in seeking any IRS ruling necessary or appropriate, in the judgment of the Crown Parties, in connection with the Post-Closing Company Operations, and (b) has been approved by Sellers and the Crown Parties, which approval shall not be unreasonably withheld, or
(iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If this transaction is not consummated, each party shall return or destroy as much of the written information referred to in this Section 11.7 as the other party may reasonably request.

          11.8 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or this transactions shall be issued, if at all, with such contents, at such time, and in such manner as the parties mutually agree; PROVIDED that Sellers and the Company acknowledge and agree that Crown Partners shall be entitled to make a public announcement regarding this transaction as such time as it is advised by its legal counsel that such announcement is required under the Securities Act, so long as the content of such announcement is approved in advance by Sellers, which approval shall not be unreasonably withheld. Sellers and the Crown Parties shall consult with each other concerning the means by which the Company's' employees, customers, and suppliers and others having dealings with the Company will be informed of this transaction, and the Crown Parties shall have the right to have a Representative present during any such communication.

          11.9 SEVERABILITY. If any provision of this Agreement is held invalid, illegal, or unenforceable, then (i) such provision shall be enforceable to the fullest extent permitted by applicable law, and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

          11.10 INTEGRATION. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect thereto, including that certain letter or intent dated as of October 1, 1997. The parties acknowledge and agree that there are no agreements or representations relating to the subject matter of this Agreement, either written or oral, express or implied, that are not set forth in this Agreement or in the Exhibits or Schedules (or Supplements thereto) to this Agreement.

          11.11 EXECUTION. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Agreement that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

          11.12 INCORPORATION OF RECITALS, EXHIBITS, AND SCHEDULES. The Recitals to this Agreement and the Exhibits and Schedules attached to this Agreement and any Supplements hereafter delivered pursuant to Section 2.6.1 are incorporated herein by this reference. In the event of any conflict between this Agreement and anything set forth in such Exhibits, Schedules, or Supplements, the provisions of this Agreement shall control.

          11.13 FURTHER ASSURANCES. Each party agrees to execute and deliver such additional documents as may reasonably be required to effect this transaction fully, so long as the terms thereof are consistent with the terms of this Agreement.

          11.14 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and legal benefit of the parties and, subject to the restrictions on assignment set forth herein, their respective successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

          11.15 TIME OF ESSENCE. Time is of the essence with respect to all dates and time periods set forth or referred to in this Agreement.

          11.16 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to the principles thereof relating to conflicts of laws.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

          Crown Partners:      CROWN PACIFIC PARTNERS, L.P.,
                               a Delaware limited partnership



                               By:
                                  -------------------------------------
                               Title:
                                     -----------------------------------

          CP Acquisition:      CP ACQUISITION CO.,
                               an Oregon corporation


                               By:
                                  --------------------------------------
                               Title:
                                     -----------------------------------

          Carr Trust:
                               -----------------------------------------
                               True H. Carr, Trustee
                               Carr Revocable Living Trust
                                   dated February 12, 1988

          McMannis Trust:
                               -----------------------------------------
                               Milan J. McMannis, Trustee
                               McMannis Revocable Living Trust
                                   dated February 11, 1988


                               -----------------------------------------
                               Virginia McMannis, Trustee
                               McMannis Revocable Living Trust
                                   dated February 11, 1988

          Company:             ALLIANCE WHOLESALE LUMBER,
                               INC., an Arizona corporation


                               By:
                                  --------------------------------------
                               Title:
                                     -----------------------------------

                                      EXHIBIT A

                         FORM OF BALL JANIK LLP LEGAL OPINION



                                      Attached.

                                      EXHIBIT B

                     FORM OF TIFFANY & BOSCO, P.A., LEGAL OPINION



                                      Attached.

                                      EXHIBIT C

                              FORM OF SELLERS' RELEASES



                                      Attached.

                                      EXHIBIT D

                            FORM OF EMPLOYMENT AGREEMENTS



                                      Attached.

                                      EXHIBIT E

                                    FORM OF LEASES



                                      Attached.

                                      EXHIBIT F

                                FORM OF LEASE GUARANTY



                                      Attached.

                                      EXHIBIT G

                            FORM OF CROWN PARTIES' RELEASE



                                      Attached.

                                    SCHEDULE 5.2.2

                      EXCEPTIONS TO NO CONFLICT REPRESENTATIONS



                [SELLERS TO PROVIDE ANY EXCEPTIONS TO REPRESENTATIONS
                 AND WARRANTIES IN SECTION 5.2.2; IF NONE, SO STATE.]

                                    SCHEDULE 5.2.3

                                  REQUIRED CONSENTS




           [SELLERS TO IDENTIFY ANY REQUIRED CONSENTS; IF NONE, SO STATE.]

                                    SCHEDULE 5.6.2

                                 LEASED REAL PROPERTY

PART I

          [SELLERS TO IDENTIFY ALL LEASED REAL PROPERTY; IF NONE, SO STATE.]

PART II

                  [SELLERS TO IDENTIFY ANY DEFAULTS UNDER LEASES OF
                      LEASED REAL PROPERTY; IF NONE, SO STATE.]

                                    SCHEDULE 5.7.1

                               OWNED PERSONAL PROPERTY

PART I

Owned machinery, equipment, and other tangible personal property (other than inventory) is identified on ATTACHMENT 1 to this SCHEDULE 5.7.1.

PART II

  [SELLERS TO IDENTIFY ANY LIENS ON OWNED PERSONAL PROPERTY; IF NONE, SO STATE.]

                                    SCHEDULE 5.7.2

                               LEASED PERSONAL PROPERTY



Leased machinery, equipment, and other tangible personal property is identified by the designation L, A, F, or P in the column labeled "AWL#" on ATTACHMENT 1 to this SCHEDULE 5.7.2.

                                     SCHEDULE 5.8

                                 CONDITION OF ASSETS



                [SELLERS TO IDENTIFY ANY EXCEPTIONS TO REPRESENTATIONS
             AND WARRANTIES SET FORTH IN SECTION 5.8; IF NONE, SO STATE.]

                                     SCHEDULE 5.9

                                 ACCOUNTS RECEIVABLE

PART I

Accounts Receivable as of the date of the Interim Balance Sheet and related aging information is set forth on ATTACHMENT 1 to this SCHEDULE 5.9.

PART II

                [SELLERS TO IDENTIFY ANY EXCEPTIONS TO COLLECTIBILITY
                         REPRESENTATION; IF NONE, SO STATE.]

                                    SCHEDULE 5.11

                                  OTHER LIABILITIES



           [SELLERS TO IDENTIFY ANY LIABILITIES OTHER THAN THOSE REFLECTED
         ON INTERIM BALANCE SHEET OR INCURRED IN ORDINARY COURSE OF BUSINESS;
                                 IF NONE, SO STATE.]

                                    SCHEDULE 5.12

                                        TAXES

PART I

             [SELLERS TO IDENTIFY ALL TAX RETURNS SINCE JANUARY 1, 1992.]

PART II

            [SELLERS TO DESCRIBE ANY AUDITS AND ADJUSTMENTS IN ACCORDANCE
                       WITH SECTION 5.12.2; IF NONE, SO STATE.]

PART III

        [SELLERS TO IDENTIFY ANY PROPOSED TAX ASSESSMENTS; IF NONE, SO STATE.]

                                    SCHEDULE 5.14

                                        ERISA

PART I

             [SELLERS TO IDENTIFY ALL EMPLOYEE BENEFIT PLANS AND ANY THAT
              ARE MULTIEMPLOYER PLANS OR SUBJECT TO TITLE IV OF ERISA.]

PART II

          [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATION AND WARRANTY REGARDING COMPLIANCE WITH LEGAL REQUIREMENTS; IF NONE, SO STATE.]

PART III

 [SELLERS TO MAKE ANY DISCLOSURE REQUIRED BY SECTION 5.14.5; IF NONE, SO STATE.]

PART IV

 [SELLERS TO MAKE ANY DISCLOSURE REQUIRED BY SECTION 5.14.6; IF NONE, SO STATE.]

                                    SCHEDULE 5.15

                   COMPLIANCE WITH LAW; GOVERNMENTAL AUTHORIZATIONS

PART I

              [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATIONS AND
                  WARRANTIES IN SECTION 5.15.1; IF NONE, SO STATE.]

PART II

                [SELLERS TO IDENTIFY ALL GOVERNMENTAL AUTHORIZATIONS.]

PART III

              [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATIONS AND
                  WARRANTIES IN SECTION 5.15.2; IF NONE, SO STATE.]

                                    SCHEDULE 5.16

                              LEGAL PROCEEDINGS; ORDERS

PART I

               [SELLERS TO IDENTIFY ANY PROCEEDINGS AND RELATED EVENTS REQUIRED TO BE DISCLOSED UNDER SECTION 5.16.1; IF NONE, SO STATE.]

PART II

               [SELLERS TO IDENTIFY ANY ORDERS REQUIRED TO BE DISCLOSED
                      UNDER SECTION 5.16.2; IF NONE, SO STATE.]

PART III

              [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATIONS AND
                  WARRANTIES IN SECTION 5.15.3; IF NONE, SO STATE.]

                                    SCHEDULE 5.17

                              CERTAIN CHANGES AND EVENTS



         [SELLERS TO IDENTIFY ANY CHANGES OR EVENTS REQUIRED TO BE DISCLOSED
                       UNDER SECTION 5.17; IF NONE, SO STATE.]

                                    SCHEDULE 5.18

                                      CONTRACTS

PART I

                 [SELLERS TO IDENTIFY ANY COMPANY CONTRACTS REQUIRED
              TO BE DISCLOSED UNDER SECTION 5.18.1; IF NONE, SO STATE.]

PART II

              [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES IN SECTIONS 5.18.2, 5.18.3, AND 5.18.4; IF NONE, SO STATE.]

                                    SCHEDULE 5.19

                                      INSURANCE

PART I

            [SELLERS TO IDENTIFY ANY SELF-INSURANCE ARRANGEMENTS REQUIRED
              TO BE DISCLOSED UNDER SECTION 5.19.2; IF NONE, SO STATE.]

PART II

          [SELLERS TO DESCRIBE INSURANCE CLAIMS AND RELATED MATTERS REQUIRED
              TO BE DISCLOSED UNDER SECTION 5.19.3; IF NONE, SO STATE.]

PART III

              [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATIONS AND
                  WARRANTIES IN SECTION 5.19.4; IF NONE, SO STATE.]

                                    SCHEDULE 5.20

                                ENVIRONMENTAL MATTERS



                [SELLERS TO IDENTIFY ANY EXCEPTIONS TO REPRESENTATIONS
            AND WARRANTIES SET FORTH IN SECTION 5.20; IF NONE, SO STATE.]

                                    SCHEDULE 5.21

                                      EMPLOYEES



          [SELLERS TO PROVIDE EMPLOYEE INFORMATION REQUIRED BY SECTION 5.8]

                                    SCHEDULE 5.22

                                   LABOR RELATIONS



                [SELLERS TO IDENTIFY ANY EXCEPTIONS TO REPRESENTATIONS
            AND WARRANTIES SET FORTH IN SECTION 5.22; IF NONE, SO STATE.]

                                    SCHEDULE 5.23

                                INTELLECTUAL PROPERTY

PART I

            [SELLERS TO PROVIDE INTELLECTUAL PROPERTY INFORMATION REQUIRED
                TO BE DISCLOSED UNDER FIRST SENTENCE OF SECTION 5.23.]

PART II

              [SELLERS TO DESCRIBE ANY EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES IN SECOND SENTENCE OF SECTION 5.23; IF NONE, SO STATE.]

                                    SCHEDULE 5.26

                          RELATIONSHIPS WITH RELATED PERSONS



                    [SELLERS TO PROVIDE INFORMATION REQUIRED TO BE
                  DISCLOSED UNDER SECTION 5.26; IF NONE, SO STATE.]

                                     SCHEDULE 7.1

                        NOTES PAYABLE TO BE REPAID AT CLOSING


All indebtedness of the Company pursuant to:

     Promissory Notes of the Company payable to the Carr Trust.
     Promissory Notes of the Company payable to the McMannis Trust.
     The Company's working capital and equipment acquisition lines of credit with Pacific Century Bank, N.A., and First National Bank of Arizona.

                                     SCHEDULE 9.2

                             CERTAIN INDEMNIFIED MATTERS

Any claim asserted against the Company or the Crown Parties with respect to or any Damages incurred by the Company or the Crown Parties in connection with the Company's prior involvement in any of the following Persons or projects:

          Avondale Gateway Associates Limited Partnership
          Phoenix Western Gateway Associates Limited Partnership
          T-Bar-H Land & Cattle Co.
          Joint Venture between the Company and Carlson Systems Corporation Alliance Court
          Architectural Construction Supplies, Inc.
          Vogel Property Partnership I
          Vogel Property Partnership II
          U.S. Carpentry

Any claim asserted against the Company or the Crown Parties by any former shareholder of the Company, including Michael Nicholas or Rock Schaffer.

                             STOCK ACQUISITION AGREEMENT

                                  NOVEMBER 10, 1997


                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.   Acquisition and Transfer of Common Stock.                                1

     1.1    Agreement to Acquire and Transfer.                                1

     1.2    Consideration for Acquisition.                                    1
            1.2.1   Adjustment to Base Consideration.                         1
            1.2.2   Determination of Notes Payable and Stockholders' Equity.  2
            1.2.3   Contingent Payment                                        3

     1.3    Payments in Immediately Available Funds.                          4

     1.4    Contribution of Shares; Issuance of Units.                        5

     1.5    Allocation Between Sellers.                                       6

     1.6    Crown Partners Guarantee.                                         6

2.   Pre-Closing Covenants.                                                   6

     2.1    Access and Investigation.                                         6

     2.2    Operation of the Company's Business.                              6

     2.3    Limitation on Certain Actions.                                    7

     2.4    Required Consents and Approvals.                                  7
            2.4.1   Action by Sellers.                                        7
            2.4.2   Action by Crown Parties.                                  7

     2.5    Satisfaction of Conditions.                                       7

     2.6    Notification of Certain Events.                                   7
            2.6.1   By Sellers.                                               7
            2.6.2   By Crown Parties.                                         8

     2.7    Payment of Certain Indebtedness.                                  8

     2.8    No Negotiation.                                                   8

3.   Conditions Precedent to Closing.                                         8

     3.1    Sellers' Conditions.                                              8

     3.2    Crown Parties' Conditions.                                        9
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4.   Closing.                                                                11

     4.1    Time and Place of Closing.                                       11

     4.2    Closing Deliveries.                                              11

5.   Representations and Warranties of Sellers and the Company.              12

     5.1    Organization and Good Standing; No Subsidiaries.                 12

     5.2    Authority; No Conflict.                                          12

     5.3    Capitalization.                                                  13

     5.4    Financial Statements.                                            13

     5.5    Books and Records.                                               14

     5.6    Real Property.                                                   14

     5.7    Personal Property.                                               15

     5.8    Condition and Sufficiency of Assets                              15

     5.9    Accounts Receivable.                                             15

     5.10   Inventory.                                                       15

     5.11   No Undisclosed Liabilities,                                      16

     5.12   Taxes.                                                           16

     5.13   No Material Adverse Change.                                      17

     5.14   Employee Benefit Plans.                                          17

     5.15   Compliance with Law; Governmental Authorizations.                18

     5.16   Legal Proceedings; Orders.                                       19

     5.17   Absence of Certain Changes and Events.                           20

     5.18   Contracts; No Defaults.                                          20

     5.19   Insurance.                                                       23
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
     5.20   Environmental Matters.                                           24

     5.21   Employees.                                                       25

     5.22   Labor Relations.                                                 26

     5.23   Intellectual Property.                                           26

     5.24   Certain Payments.                                                26

     5.25   Disclosure.                                                      27

     5.26   Relationships with Related Persons.                              27

     5.27   Brokers and Finders.                                             27

     5.28   Matters Relating to Units.                                       27

6.   Representations and Warranties of the Crown Parties.                    28

     6.1    Organization and Good Standing.                                  28

     6.2    Authority; No Conflict.                                          28

     6.3    Investment Intent.                                               29

     6.4    Certain Proceedings.                                             29

     6.5    Brokers and Finders.                                             29

7.   Post-Closing Covenants.                                                 29

     7.1    Repayment of Certain Notes Payable.                              29

     7.2    Responsibility for Certain Tax Returns and Audits.               29

     7.3    Management of Post-Closing Company Operations.                   29

     7.4    Post-Closing Insurance.                                          30

     7.5    Credit for Company Seniority.                                    30

8.   Termination.                                                            30

     8.1    Termination Events.                                              30
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     8.2    Effect of Termination.                                           31

9.   Indemnification; Remedies.                                              31

     9.1    Survival; Effect of Knowledge or Waiver.                         31

     9.2    Indemnification by Sellers.                                      32

     9.3    Indemnification by the Crown Parties.                            33

     9.4    Time Limitations.                                                34

     9.5    Limitations on Amount.                                           34

     9.6    Right of Set-Off.                                                35

     9.7    Procedure for Indemnification.                                   35

10.  Definitions and Interpretation.                                         36

     10.1   Certain Defined Terms.                                           36

     10.2   Construction and Interpretation.                                 44

11.  Miscellaneous Provisions.                                               45

     11.1   Binding Effect.                                                  45

     11.2   Assignment.                                                      45

     11.3   Notices.                                                         45

     11.4   Waiver.                                                          46

     11.5   Amendment.                                                       46

     11.6   Expenses.                                                        46

     11.7   Confidentiality.                                                 47

     11.8   Public Announcements.                                            47

     11.9   Severability.                                                    47

     11.10  Integration.                                                     47
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     11.11  Execution.                                                       47

     11.12  Incorporation of Recitals, Exhibits, and Schedules.              48

     11.13  Further Assurances.                                              48

     11.14  No Third Party Beneficiaries.                                    48

     11.15  Time of Essence.                                                 48

     11.16  Governing Law.                                                   48
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